                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                       The Chase Manhattan Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                 NOTICE OF 2000

                                 ANNUAL MEETING
                                OF STOCKHOLDERS
                                   AND PROXY
                                   STATEMENT

                           Meeting Date: May 16, 2000

                        The Chase Manhattan Corporation
                                270 Park Avenue
                         New York, New York 10017-2070

                Copyright 2000. The Chase Manhattan Corporation
                              All Rights Reserved

                                                                    [CHASE LOGO]

                                  [CHASE LOGO]

THE CHASE MANHATTAN CORPORATION
270 Park Avenue
New York, New York 10017-2070


April 5, 2000


Dear Fellow Stockholder:


I am pleased to invite you to the Annual Meeting of Stockholders to be held on May 16, 2000, at the Old Federal Reserve Bank Building, on Battery Street between Clay and Sacramento Streets, San Francisco, California, near the offices of Chase H&Q, the newest addition to the Chase family. As we have done in the past, in addition to considering the matters described in the Proxy Statement, we will review major developments since our last stockholders' meeting.


We hope that you will attend the meeting in person, but even if you are planning to come, we strongly encourage you to designate the proxies named on the enclosed card to vote your shares. This will ensure that your common stock will be represented at the meeting. The Proxy Statement explains more about proxy voting. Please read it carefully. We look forward to your participation.

Sincerely,

[WILLIAM B. HARRISON SIGNATURE]
William B. Harrison Jr.
Chairman and Chief Executive Officer

                                  [CHASE LOGO]

THE CHASE MANHATTAN CORPORATION
270 Park Avenue
New York, New York 10017-2070

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:   Tuesday, May 16, 2000
TIME:  10:00 a.m.
PLACE: Old Federal Reserve Bank Building
       Battery Street, between Clay and Sacramento Streets
       San Francisco, California

MATTERS TO BE VOTED ON:

     - Election of directors

     - Ratification of appointment of PricewaterhouseCoopers LLP as our independent accountants for 2000

     - Amendment of restated Certificate of Incorporation to increase authorized Common Stock and to effect stock split

     - Amendments to 1996 Long-Term Incentive Plan

     - Stockholder proposals included in the attached Proxy Statement, if they are introduced at the meeting

     - Any other matters that may be properly brought before the meeting

                                     By Order of the Board of Directors

                                     Anthony J. Horan
                                     Secretary


April 5, 2000


                              PLEASE VOTE PROMPTLY

                                PROXY STATEMENT

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
GENERAL INFORMATION ABOUT VOTING............................    1
PROPOSAL 1: ELECTION OF DIRECTORS...........................    2
     Information About the Nominees.........................    3
     About the Board and its Committees.....................    7
     Security Ownership of Management and Certain Other
      Beneficial Owners.....................................    8
     Executive Compensation.................................   10
     Compensation and Benefits Committee Report on Executive
      Compensation..........................................   10
     Comparison of Five-Year Cumulative Total Return........   12
     Executive Compensation Tables..........................   13
       I.   Summary Compensation Table......................   13
       II.  Stock Option/SAR Grants Table -- 1999 Grants....   14
       III. Aggregated Stock Option/SAR Exercises in 1999
            and Option/SAR Values as of Year-End 1999.......   15
       IV.  Long-Term Incentive Plans -- 1999 Awards........   15
     Retirement Benefits and Termination Arrangements.......   16
     Additional Information About Our Directors and
      Executive Officers....................................   17
PROPOSAL 2: APPOINTMENT OF INDEPENDENT ACCOUNTANTS..........   18
PROPOSAL 3: AMENDMENT OF RESTATED CERTIFICATE OF
  INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK AND TO
  EFFECT STOCK SPLIT........................................   18
PROPOSAL 4: AMENDMENTS TO 1996 LONG-TERM INCENTIVE PLAN.....   20
STOCKHOLDER PROPOSALS.......................................   24
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2001 ANNUAL
  MEETING...................................................   29
APPENDIX A..................................................   31


--------------------------------------------------------------------------------

                                PROXY STATEMENT


     Your vote is very important. For this reason, the Board of Directors is requesting that you allow your Common Stock to be represented at the Annual Meeting by the Proxies named in the enclosed Proxy Card. This Proxy Statement is being sent to you in connection with this request and has been prepared for the Board by our management. "We", "our", "Chase" and the "Corporation" refer to The Chase Manhattan Corporation. The Proxy Statement is first being sent to our stockholders on or about April 5, 2000.


    ------------------------------------------------------------------------

                        GENERAL INFORMATION ABOUT VOTING


     WHO CAN VOTE. You are entitled to vote your Common Stock if our records showed that you held your shares as of March 17, 2000. At the close of business on that date, a total of 821,907,970 shares of Common Stock were outstanding and entitled to vote. Each share of Common Stock has one vote. The enclosed Proxy Card shows the number of shares that you are entitled to vote. Your individual vote is confidential and will not be disclosed to persons other than those recording the vote.


     VOTING BY PROXIES. If your Common Stock is held by a broker, bank or other nominee, you will receive instructions from them that you must follow in order to have your shares voted. If your broker, bank or other nominee uses ADP to distribute proxy materials to its clients, you can vote your shares by telephone or by Internet. You will receive instructions from your nominee.

     If you hold your shares in your own name as a holder of record, you may instruct the Proxies how to vote your Common Stock by using the toll free telephone number or the Internet voting site listed on the Proxy Card or by signing, dating and mailing the Proxy Card in the postage paid envelope that we have provided to you. Of course, you can always come to the meeting and vote your shares in person. When you use the telephone system or our Internet voting site, the system verifies that you are a stockholder through the use of a unique Personal Identification Number that is assigned to you. The procedure allows you to instruct the Proxies how to vote your shares and to confirm that your instructions have been properly recorded. Specific directions for using the telephone and Internet voting systems are on the Proxy Card. Whichever of these methods you select to transmit your instructions, the Proxies will vote your shares in accordance with those instructions. If you sign and return a Proxy Card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors.

     MATTERS TO BE PRESENTED. We are not now aware of any matters to be presented other than those described in this Proxy Statement. If any matters not described in the Proxy Statement are properly presented at the meeting, the Proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned, the Proxies can vote your Common Stock on the new meeting date as well, unless you have revoked your proxy instructions.


     HOW YOU MAY REVOKE YOUR PROXY INSTRUCTIONS. To revoke your proxy instructions if you are a holder of record, you must advise the Secretary in writing before the Proxies vote your Common Stock at the meeting, deliver later proxy instructions, or attend the meeting and vote your shares in person. Unless you decide to attend the meeting and vote your shares in person after you have submitted voting instructions to the Proxies, you should revoke or amend your prior instructions in the same way you initially gave them -- that is, by telephone, Internet or in writing. This will help to ensure that your shares are voted the way you have finally determined you wish them to be voted.


     HOW VOTES ARE COUNTED. The Annual Meeting will be held if a majority of the outstanding Common Stock entitled to vote is represented at the meeting. If you have returned valid proxy instructions or attend the meeting in person, your Common Stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting. If you hold your Common Stock through a nominee, generally the nominee may only vote the Common Stock that it holds for you in accordance with your instructions. Brokers who are members of the National Association of Securities Dealers, Inc. may not vote shares held by them in nominee name unless they are permitted to do so under the rules of any national securities exchange to which they belong. Under the New York Stock Exchange rules, a member broker which has transmitted proxy soliciting materials to a beneficial owner may vote on matters that the Exchange has determined to be routine if the beneficial owner has not provided the broker with voting instructions within 10 days of the meeting. If a nominee cannot vote on a particular matter because it is not routine, there is a "broker non-vote" on that matter. Broker non-votes count for quorum purposes, but we do not count either abstentions or broker non-votes as votes for or against any proposal.


     COST OF THIS PROXY SOLICITATION. We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that a number of our employees will solicit stockholders for the same type of proxy, personally and by telephone. None of these employees will receive any additional or special compensation for doing this. We have retained ChaseMellon Shareholder Services L.L.C. to assist in the solicitation of proxies for a fee of $18,000 plus reasonable out-of-pocket costs and expenses. We will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy material to their customers who are beneficial owners and obtaining their voting instructions.

     ATTENDING THE ANNUAL MEETING. There is a map at the end of this Proxy Statement showing the location of the Annual Meeting. If you are a holder of record and you plan to attend the Annual Meeting, please indicate this when you vote. The lower portion of the Proxy Card is your admission ticket. IF YOU ARE A BENEFICIAL OWNER OF COMMON STOCK HELD BY A BROKER, BANK OR OTHER NOMINEE, YOU WILL NEED PROOF OF OWNERSHIP TO BE ADMITTED TO THE MEETING. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote in person your Common Stock held in nominee name, you must get a written proxy in your name from the broker, bank or other nominee who holds your shares.

    ------------------------------------------------------------------------

                       PROPOSAL 1: ELECTION OF DIRECTORS

     Our entire Board of Directors, consisting of fourteen members, is to be elected at this annual meeting to hold office until the next annual meeting and the election of their successors.

     VOTE REQUIRED. Directors must be elected by a plurality of the votes cast at the meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes withheld for any Director will not be counted.

     Although we know of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for election, the Proxies would vote your Common Stock to approve the election of any substitute nominee proposed by the Board of Directors. The Board may also choose to reduce the number of Directors to be elected, as permitted by our By-laws.

     GENERAL INFORMATION ABOUT THE NOMINEES. All of the nominees are currently Directors. Each has agreed to be named in this Proxy Statement, and to serve if elected. Each of the nominees was a Director in 1999 and attended at least 75% of the meetings of the Board and committees on which the nominee served in that year.

     In the following biographies and the remainder of the Proxy Statement, "heritage Chase" means the corporation that merged into the Corporation on March 31, 1996. "MHC" means Manufacturers Hanover Corporation, which merged into the Corporation on December 31, 1991. Unless stated otherwise, all of the nominees have been continuously employed by their present employers for more than five years. All are actively involved in community and charitable affairs. The age indicated in each nominee's biography is as of May 16, 2000 and all other biographical information is as of the date of this Proxy Statement.

                         INFORMATION ABOUT THE NOMINEES

-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------

                                   HANS W. BECHERER (AGE 65)
[PHOTO OF HANS W. BECHERER]
                                   Chairman and Chief Executive Officer of Deere & Company. Mr.
                                   Becherer is also a Director of Honeywell International Inc.
                                   and Schering-Plough Corporation. Mr. Becherer became a
                                   Director of the Corporation in 1998.
-----------------------------------------------------------------------------------------------

[PHOTO OF FRANK A. BENNACK         FRANK A. BENNACK JR. (AGE 67)
JR.]
                                   President and Chief Executive Officer of The Hearst
                                   Corporation. Mr. Bennack is a Director of The Hearst
                                   Corporation, Hearst-Argyle Television, Inc., American Home
                                   Products Corporation, and Polo Ralph Lauren Corporation. He
                                   had been a Director of MHC since 1981, and became a Director of the Corporation in 1991.
-----------------------------------------------------------------------------------------------

[PHOTO OF SUSAN V.                 SUSAN V. BERRESFORD (AGE 57)
BERRESFORD]
                                   President of The Ford Foundation. Ms. Berresford had been a
                                   Director of heritage Chase since 1995, and became a Director of the Corporation in 1996.
-----------------------------------------------------------------------------------------------

[Photo of M. Anthony Burns]        M. ANTHONY BURNS (AGE 57)
                                   Chairman of the Board and Chief Executive Officer of Ryder
                                   System, Inc. Mr. Burns is also a Director of J.C. Penney
                                   Company, Inc. and Pfizer Inc. He had been a Director of
                                   heritage Chase since 1990, and became a Director of the
                                   Corporation in 1996.

-----------------------------------------------------------------------------------------------

                                   H. LAURANCE FULLER (AGE 61)
[Photo of Laurance Fuller]
                                   Retired Co-Chairman of BP Amoco p.l.c. Mr. Fuller is also a
                                   Director of Abbott Laboratories, Motorola, Inc. and Security
                                   Capital Group, Inc. He had been a Director of heritage Chase since 1985, and became a Director of the Corporation in
                                   1996.
-----------------------------------------------------------------------------------------------

[Photo of Melvin R. Goodes]        MELVIN R. GOODES (AGE 65)
                                   Retired Chairman of the Board and Chief Executive Officer of
                                   Warner-Lambert Company. Mr. Goodes is also a Director of
                                   Unisys Corporation. He became a Director of the Corporation in 1986.
-----------------------------------------------------------------------------------------------

[Photo of William H. Gray          WILLIAM H. GRAY III (AGE 58)
III]
                                   President and Chief Executive Officer of The College
                                   Fund/UNCF. Mr. Gray was a member of the United States House of Representatives from 1979 to 1991. He is also a Director of CBS Corp., Electronic Data Systems Corporation, MBIA
                                   Inc., The Prudential Insurance Company of America, Rockwell
                                   International Corporation, and Warner-Lambert Company. He
                                   had been a Director of heritage Chase since 1992, and became a Director of the Corporation in 1996.
-----------------------------------------------------------------------------------------------

                                   WILLIAM B. HARRISON JR. (AGE 56)
[Photo of William B.
Harrison]                          Chairman and Chief Executive Officer. President and Chief
                                   Executive Officer from June to December 1999, Vice Chairman of the Board from 1991 to June 1999 and a Director of the
                                   Corporation since 1991. Mr. Harrison is also a Director of
                                   Dillard's, Inc. and Merck & Co., Inc.
-----------------------------------------------------------------------------------------------


                                   HAROLD S. HOOK (AGE 68)
[Photo of Harold S. Hook
III]                               Retired Chairman of the Board and Chief Executive Officer of
                                   American General Corporation. Mr. Hook had served as both
                                   Chairman and Chief Executive Officer of American General
                                   Corporation from 1978 until October 1996 and retired as
                                   Chairman in April 1997. Mr. Hook is also a Director of Duke
                                   Energy Corporation and Sprint Corporation. He became a
                                   Director of the Corporation in 1987.
-----------------------------------------------------------------------------------------------

[Photo of Helene L. Kaplan]        HELENE L. KAPLAN (AGE 66)
                                   Of Counsel to the firm of Skadden, Arps, Slate, Meagher &
                                   Flom LLP. Mrs. Kaplan is also a Director of Bell Atlantic
                                   Corporation, Exxon Mobil Corporation, The May Department
                                   Stores Company and Metropolitan Life Insurance Company. She
                                   became a Director of the Corporation in 1987.
-----------------------------------------------------------------------------------------------
[Photo of Henry B. Schacht]        HENRY B. SCHACHT (AGE 65)
                                   Managing Director and Senior Advisor of E.M. Warburg, Pincus
                                   & Co., LLC and Chairman-designate of the newly-announced
                                   spin-off of Lucent Technologies, Inc. Mr. Schacht served as
                                   Chairman of Lucent Technologies, Inc. from 1996 to 1998, as
                                   Chief Executive Officer from 1996 to 1997, and as Senior
                                   Advisor from 1998 to 1999. He served as Chairman of the
                                   Board of Cummins Engine Company, Inc. from 1977 to 1995 and as Chief Executive Officer from 1973 to 1994. Mr. Schacht is also a Director of Alcoa Inc., Cummins Engine Company,
                                   Johnson & Johnson, Knoll, Inc., Lucent Technologies, Inc.,
                                   and The New York Times Company. He had been a Director of
                                   heritage Chase since 1982, and became a Director of the
                                   Corporation in 1996.
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

                                   ANDREW C. SIGLER (AGE 68)
[Photo of Andrew C. Sigler]
                                   Retired as Chairman of the Board and Chief Executive Officer
                                   of Champion International Corporation in October 1996. Mr.
                                   Sigler is a Director of General Electric Company and
                                   Honeywell International Inc. He became a Director of the
                                   Corporation in 1979.
-----------------------------------------------------------------------------------------------

[Photo of John R. Stafford]        JOHN R. STAFFORD (AGE 62)
                                   Chairman, President and Chief Executive Officer of American
                                   Home Products Corporation. Mr. Stafford is also a Director of Bell Atlantic Corporation, Deere & Company and Honeywell
                                   International Inc. He had been a Director of MHC since 1982, and became a Director of the Corporation in 1991.
-----------------------------------------------------------------------------------------------

[Photo of Marina v.N.              MARINA V.N. WHITMAN (AGE 65)
Whitman]
                                   Professor of Business Administration and Public Policy,
                                   University of Michigan. Prior to her appointment at the
                                   University of Michigan in 1992, Dr. Whitman was Vice
                                   President and Group Executive of General Motors Corporation.
                                   She is also a Director of Alcoa Inc., The Procter & Gamble
                                   Company and Unocal Corp. Dr. Whitman had been a Director of
                                   MHC since 1973 and became a Director of the Corporation in
                                   1991.

                       ABOUT THE BOARD AND ITS COMMITTEES

     THE BOARD. Chase is governed by a Board of Directors and various committees of the Board which meet throughout the year. Directors discharge their responsibilities throughout the year at Board and committee meetings, and also through considerable telephone contact and other communications with the Chairman and others regarding matters of concern and interest to Chase. During 1999, there were 13 meetings of the Board.
     COMMITTEES OF THE BOARD. The Board has five principal committees. The following chart describes for each committee the function, current membership, and number of meetings held during 1999. All members of these committees are non-employee directors.

AUDIT AND EXAMINING COMMITTEES -- 7 MEETINGS IN 1999
--------------------------------------------------------------------------------------------------

FUNCTIONS                                                     CURRENT MEMBERS
Review and discuss reports and other communications           Hans W. Becherer
concerning management's responsibilities to:                  Frank A. Bennack Jr.
- safeguard the assets and income of the Corporation          Susan V. Berresford
- provide for reliable and timely financial information       M. Anthony Burns (Chairman)
  and statements
- maintain compliance with Chase's ethical standards,
  policies, plans and procedures, as well as applicable
  laws and regulations

COMPENSATION AND BENEFITS COMMITTEE -- 8 MEETINGS IN 1999
--------------------------------------------------------------------------------------------------

FUNCTIONS                                                     CURRENT MEMBERS
- Determine compensation and benefits policies and            H. Laurance Fuller
procedures                                                    Melvin R. Goodes
- Approve senior officer compensation                         William H. Gray III
                                                              John R. Stafford (Chairman)
GOVERNANCE COMMITTEE -- 1 MEETING IN 1999
--------------------------------------------------------------------------------------------------

FUNCTIONS                                                     CURRENT MEMBERS
- Consider nominees for election to the Board, including      Frank A. Bennack Jr.
  any written recommendation by a stockholder that is         M. Anthony Burns
  mailed to the attention of the Secretary                    H. Laurance Fuller
- Review duties and composition of Board committees           Helene L. Kaplan
- Counsel the Board on other Board governance matters         Henry B. Schacht
                                                              Andrew C. Sigler (Chairman)
                                                              John R. Stafford

PUBLIC POLICY COMMITTEE -- 5 MEETINGS IN 1999
--------------------------------------------------------------------------------------------------

FUNCTIONS                                                     CURRENT MEMBERS
- Review our charitable and community-oriented activities,    Hans W. Becherer
  including strategy with respect to charitable               Susan V. Berresford
  contributions and projects undertaken to improve the        Melvin R. Goodes
  communities we serve                                        William H. Gray III (Chairman)
- Review our community reinvestment activities                Harold S. Hook
                                                              Marina v.N. Whitman

RISK POLICY COMMITTEE -- 6 MEETINGS IN 1999
--------------------------------------------------------------------------------------------------

FUNCTIONS                                                     CURRENT MEMBERS
- Act in a general advisory capacity to management in         Harold S. Hook
  respect of activities that give rise to credit risk and     Helene L. Kaplan (Chairman)
  market risk                                                 Henry B. Schacht
- Be fully apprised of these risks and how they are           Andrew C. Sigler
  created and managed                                         Marina v.N. Whitman
- Review and approve a general risk management mandate to
  govern these activities
- Re-evaluate regularly our risk exposure, risk tolerance
  and the established mandate
- Review and, as appropriate, approve policies to control
  risk exposure
- Review the fiduciary and investment advisory activities
  of our subsidiaries

     DIRECTORS' COMPENSATION. Directors who are Chase officers do not receive any fees for their services as Directors. Each non-employee Director receives an annual retainer of $25,000. The Chairmen of the Audit and Examining Committees, the Compensation and Benefits Committee and the Risk Policy Committee each receives an additional fee of $16,000 per year and each other member of these committees receives an additional fee of $8,000 per year. The Chairmen of the Governance Committee and the Public Policy Committee each receives an additional fee of $10,000 per year and each other member of these committees receives an additional fee of $5,000 per year. Each non-employee Director receives $1,250 for each meeting of the Board of Directors of the Corporation and The Chase Manhattan Bank (the Bank) and each Board committee meeting attended. Only one fee is paid for attendance at meetings that serve both the Corporation and the Bank. Non-employee Directors also receive an annual grant of $70,000 worth of Common Stock.
     Non-employee Directors are also included in a group term life insurance policy and a business travel accident insurance policy. During 1999, Chase paid average premiums for these coverages of approximately $1,494 per Director. A Director may elect to participate in Chase's medical insurance coverage, with the cost of the coverage paid by the Director.
     Directors may invest in a pool of investments that become available to Chase primarily through the activities of Chase Capital Partners.

     DEFERRED COMPENSATION ARRANGEMENTS FOR NON-EMPLOYEE DIRECTORS. Each year, non-employee Directors may elect to defer until they leave the Board all or part of their cash compensation and/or all of their Common Stock compensation. A Director's right to receive future payments under any deferred compensation arrangement is an unsecured claim against Chase's general assets. Cash amounts may be deferred into various investment equivalents, including a Common Stock equivalent, and will be paid and distributed in cash. Stock compensation may be deferred only as Common Stock and is distributable only in Common Stock. Deferred cash compensation may be relinquished for benefits under a split-dollar life insurance program.

    ------------------------------------------------------------------------
      SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN OTHER BENEFICIAL OWNERS

     The following table shows the number of shares of Common Stock and Common Stock equivalents beneficially owned as of December 31, 1999 by each nominee for Director, the executive officers named in the Summary Compensation Table and all nominees and executive officers as a group. Executive officers include those persons who were executive officers as of December 31, 1999, including Walter V. Shipley who retired as Chairman January 1, 2000. Unless otherwise indicated, each of the named individuals and each member of the group has sole voting power and sole investment power with respect to the shares shown. The number of shares beneficially owned, as that term is defined by Rule 13d-3 under the Securities Exchange Act of 1934, by all nominees and executive officers as a group totals 1.0% of the outstanding Common Stock as of December 31, 1999. No nominee or executive officer beneficially owns any Chase preferred stock.

     Fidelity Management & Research Company (Fidelity), 82 Devonshire Street, Boston, MA 02109, a wholly owned subsidiary of FMR Corp. and a registered investment advisor, has filed a Schedule 13G dated February 11, 2000 with the Securities and Exchange Commission. The following information is based upon such filing. Fidelity indicated that as of December 31, 1999, in its capacity as investment advisor to various mutual funds, it was the beneficial owner of 64,767,490 shares, or 7.9% of the Common Stock outstanding as of that date. Edward C. Johnson 3(rd), FMR Corp., and the mutual funds advised by Fidelity each has sole dispositive power of the shares held by the funds. Members of the Johnson family may be deemed to control FMR Corp.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        Name of Individual           Common Stock(1)
-----------------------------------  ---------------
Hans W. Becherer                            6,196(2)
Frank A. Bennack Jr.                       18,171(2)
Susan V. Berresford                         9,550(2)
M. Anthony Burns                           12,411(2)
H. Laurance Fuller                         28,391(2)
Melvin R. Goodes                           16,410(2)
William H. Gray III                        12,664(2)
William B. Harrison Jr.                 1,387,186(3)(4)(6)
Harold S. Hook                             95,524(2)(5)
Helene L. Kaplan                           22,830(2)
Donald H. Layton                          850,896(3)
James B. Lee Jr.                          629,194(3)(4)
Henry B. Schacht                           18,616(2)
Marc J. Shapiro                           943,538(3)
Walter V. Shipley                       2,610,351(3)(4)(6)
Andrew C. Sigler                           19,311(2)
John R. Stafford                           24,581(2)(6)
Marina v.N. Whitman                        15,746(2)(6)
All nominees and executive officers
  as a group (29 persons)              10,266,760

(1) The amounts reported include shares of Common Stock, receipt of which has been deferred under deferred compensation plan arrangements, as follows: Mr.
    Becherer: 1,467 shares; Ms. Berresford: 3,456 shares; Mr. Burns: 4,052 shares; Mr. Fuller: 8,824 shares; Mr. Gray: 6,135 shares; Mr. Harrison:
    63,685 shares; Mr. Hook: 7,054 shares; Mrs. Kaplan: 2,388 shares; Mr.
    Layton: 18,419 shares; Mr. Schacht: 8,824 shares; Mr. Shapiro: 130,698 shares; Mr. Shipley: 362,940 shares; Mr. Stafford: 4,794 shares; and all nominees and executive officers as a group: 865,587 shares.

(2) The amounts reported also include the number of units of Common Stock equivalents held by certain Directors under deferred compensation arrangements entitling those Directors, upon termination of service, to receive a cash payment for each unit equal to the fair market value at that time of a share of Common Stock as follows: Mr. Becherer: 1,689 units; Mr.
    Bennack: 9,124 units; Ms. Berresford: 5,886 units; Mr. Burns: 4,816 units; Mr. Fuller: 11,667 units; Mr. Goodes: 7,875 units; Mr. Gray: 6,529 units; Mr. Hook: 51,962 units; Mrs. Kaplan: 12,642 units; Mr. Schacht: 9,376 units; Mr. Sigler: 10,626 units; Mr. Stafford: 14,939 units; Dr. Whitman: 7,875 units; and all nominees as a group: 155,006 units.

(3) The amounts reported include shares of Common Stock that may be acquired on or before March 1, 2000 through the exercise of stock options as follows:
    Mr. Harrison: 1,076,000 shares; Mr. Shipley: 1,834,000 shares; Mr. Layton:
    690,182 shares; Mr. Lee: 428,000 shares; Mr. Shapiro: 733,000 shares; and all nominees and executive officers as a group: 7,263,160 shares. The amounts reported also include shares of Common Stock that may be received at the end of a restricted period and/or when Common Stock price targets are met pursuant to forfeitable awards of restricted stock and/or restricted stock units as follows: Mr. Harrison: 112,446 shares; Mr. Shipley: 156,376 shares; Mr. Layton: 88,625 shares; Mr. Lee: 113,343 shares; Mr. Shapiro:
    64,892 shares; and all nominees and executive officers as a group: 1,078,660 shares.

(4) The amounts reported include Common Stock allocated to accounts under a
    Section 401(k) plan as follows: Mr. Harrison: 11,396 shares; Mr. Shipley:
    56,204 shares; Mr. Lee: 5,430 shares; and all executive officers as a group:
    87,688 shares.

(5) The amount reported includes beneficial ownership of 184 shares of Common Stock owned through a controlled corporation.

(6) The amounts reported include shares for which beneficial ownership is disclaimed as follows: Mr. Harrison: 20,166 shares; Mr. Shipley: 29,816 shares; Mr. Stafford: 600 shares; Dr. Whitman: 1,036 shares; and all nominees and executive officers as a group: 64,848 shares.

                             EXECUTIVE COMPENSATION

      COMPENSATION AND BENEFITS COMMITTEE REPORT ON EXECUTIVE COMPENSATION

                             COMPENSATION POLICIES

     The Compensation and Benefits Committee, which consists solely of non-employee Directors, administers the executive compensation program of the Corporation and its subsidiaries and determines the compensation of senior management.

     Chase's compensation program seeks to attract, retain and motivate top quality professionals. Our compensation policy for executive officers emphasizes performance-based pay over fixed salary and uses long-term pay based on the performance of Chase's stock to further align the interests of senior management with Chase's stockholders. Chase seeks to provide compensation levels that are competitive with those provided by the appropriate peer groups of financial institutions in each of the markets and businesses in which Chase competes. During 1999, the Committee again received reports and information from independent consultants to ensure that the program, in the Committee's judgment, remains competitive and able to meet its objectives.

     Peer groups will differ for each of the businesses headed by executive officers and, in general, will consist for each business of those comparable financial institutions that compete in the same markets and seek to sell similar groups of financial services and products. Appropriate peer groups will change over time and will consist of other U.S. bank holding companies and other competitors. The peer group will not correspond to the large list of institutions that make up the financial index shown on page 12 of the Proxy Statement.

     RELATIONSHIP OF CORPORATE PERFORMANCE TO COMPENSATION. Compensation paid to the Corporation's executive officers for 1999 consisted primarily of salary, bonuses and awards of stock options and restricted stock awarded under the Key Executive Performance Plan and the Corporation's 1996 Long-Term Incentive Plan. The payment of bonuses and the awards of stock options and restricted stock are directly related to corporate and individual performance and, where relevant, business unit performance.

     CASH COMPENSATION. An executive officer's cash compensation is made up of base salary and an annual performance bonus. For each executive, the Committee reviews salaries paid to similarly situated executives in a peer group of other U.S. bank holding companies and other competitors. A particular executive's actual salary will be set based on this competitive review as well as the executive's performance, level of experience and Chase's emphasis on performance-based rather than salary-based compensation. In general, base salaries are not reviewed more often than every 24 months.

     Annual performance bonuses are awarded based on the executive's success in achieving corporate, business unit and individual performance goals. In setting these awards, the Committee takes account of data and trends in the appropriate peer groups.

     Quantitative performance goals may vary from year to year, and have included such factors as earnings per share growth, revenue growth, return on common equity, income before income tax expense, credit quality and management indicators. In 1999, shareholder value added (cash net income less an explicit charge for capital) was a primary factor in assessing financial performance. Qualitative measures include the Committee's assessment of the executive's success in the carrying out of the Chase Vision and exemplifying the Chase Values. The 1999 awards gave primary consideration to operating net income, shareholder value added, return on common equity, revenue growth, and earnings per share growth, both for Chase overall and for individual business units, as well as in comparison to other comparable financial institutions.

     Each executive is required to defer a portion of each annual performance bonus in excess of a certain amount. The mandatorily deferred amount will be paid out over a several year period or upon retirement with consent and is subject to certain forfeiture provisions upon termination of employment.

     EQUITY-BASED COMPENSATION. Chase believes that the grant of significant annual equity awards further links the interests of senior management and Chase's stockholders. The Committee sets targeted ranges for equity-based awards for each executive based upon the award practices of a peer group of U.S. bank holding companies and other competitors. Actual awards reflect the Committee's assessment of the individual's current and potential contribution to Chase's success.

     In January 1999, the Committee granted stock options to executive officers which become exercisable over four years and expire on January 19, 2009 and performance accelerated restricted stock units. Fifty percent of the units vest after five years of continued employment. Twenty-five percent of the units vest only if the price of Chase's Common Stock averages $110 for a ten-day period on or before January 25, 2004. Twenty-five percent of the units vest only if the price of Chase's Common Stock averages $125 for a ten-day period on or before January 25, 2004. All awards vest in case of death or disability or retirement with consent, except that after retirement awards related to a target price vest only if the target price is met.

     Final compensation data for Chase's peer group companies for calendar year 1999 is not yet available. Chase estimates that total compensation amounts for executive officers (base salary, annual bonus and equity-based awards) will place Chase in approximately the 75th percentile of compensation levels of applicable peer groups.

                    DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     In May 1999, Chase stockholders renewed the Key Executive Performance Plan
(KEPP), a plan designed to allow Chase a tax deduction for incentive compensation payments to the Chief Executive Officer and the other four most highly paid executive officers. Absent KEPP, such incentive compensation payments would not be deductible to the extent such amounts for any such officer in any year exceeded $1 million. In administering this plan, the Compensation Committee will promote its policy of maximizing corporate tax deductions, wherever feasible.


     Under the plan, the Committee sets an objective formula under which a bonus pool amount will be created and allocates a percentage of this pool to each participant. The bonus pool for each year is an amount equal to (i) a percentage of corporate income before provision for income tax expense, extraordinary items and the effect of accounting changes, less (ii) an amount representing a percentage of return on shareholders equity. This calculation sets the amount of incentive compensation (that is, annual performance bonus, and stock awards other than options and performance-based stock awards granted under the 1996 Long-Term Incentive Plan) for each participant. There is a separate limit that no participant may receive compensation greater than .002 of Chase's income before income tax expense, extraordinary items and effect of accounting changes in the calendar year plus $1 million. The Committee may, based on other factors, reduce any incentive awards determined pursuant to this formula.


                 COMPENSATION ACTIONS IN 1999 FOR MR. HARRISON

     The Committee increased Mr. Harrison's base salary to $1,000,000 in June 1999 in recognition of his promotion to Chief Executive Officer. The Committee had last granted a base salary increase to Mr. Harrison in June 1998.


     For 1999, the Committee, with the approval of the Board of Directors, awarded Mr. Harrison under KEPP a performance bonus of $5,281,250 (a portion of which was mandatorily deferred) and an award of 9,737 restricted stock units which vest after three years. In making this award, the Committee gave primary consideration to the specific financial results for 1999 summarized below. The Committee also considered the Corporation's 1999 operating goals, including goals related to leadership development and workforce diversity. The 1999 award reflects the achievement of operating net income of $5.4 billion compared to $4.0 billion in 1998. Shareholder value added increased by $2.8 billion versus $1.4 billion in 1998. Operating return on average common stockholders' equity was 24.2% for 1999 compared with 18.4% in 1998. Diluted operating earnings per share were $6.21 in 1999 compared to $4.51 in 1998, and operating revenues grew by 17% in 1999 versus 11% in 1998.


     In December 1999, the Committee awarded Mr. Harrison a special award of 600,000 nonqualified stock options with an exercise price of $74.3125 that vest over five years. In January 1999, the Committee awarded to Mr. Harrison 220,000 nonqualified stock options with an exercise price of $73.50 that vest over four years and 43,239 performance accelerated restricted stock units. These restricted stock units vest as described above.

Dated as of January 18, 2000

COMPENSATION AND BENEFITS COMMITTEE
H. Laurance Fuller
Melvin R. Goodes
William H. Gray III
John R. Stafford (Chairman)

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

     Below is a line graph that compares the yearly percentage change in the cumulative total stockholder return of Chase's Common Stock against the cumulative total return of the S&P Financials Index and the S&P 500 for each of the five years in the period commencing December 31, 1994 and ending December 31, 1999.

     The results are based on an assumed $100 invested on December 31, 1994 and the reinvestment of dividends.

[Comparison Performance Chart]

                                                          CHASE               S&P FINANCIALS INDEX               S&P 500
                                                          -----               --------------------               -------
1994                                                     100.00                      100.00                      100.00
1995                                                     170.46                      154.02                      137.58
1996                                                     267.23                      208.20                      169.17
1997                                                     335.21                      308.35                      225.62
1998                                                     444.39                      343.58                      290.10
1999                                                     495.88                      357.22                      351.14

                         EXECUTIVE COMPENSATION TABLES
                         I. SUMMARY COMPENSATION TABLE

                                                 Annual Compensation(1)             Long-Term Compensation
                                                ------------------------    --------------------------------------
                                                                                     Awards              Payouts
                                                                            -------------------------    -------
                                                                            Restricted    Securities
                                                                              Stock       Underlying       LTIP       All Other
                                                                              Awards     Options/SARs    Payouts     Compensation
      Name and Principal Position        Year   Salary($)    Bonus($)(2)      ($)(3)      Granted(#)      ($)(4)        ($)(5)
      ---------------------------        ----   ---------    -----------    ----------   ------------    -------     ------------
William B. Harrison Jr.
  Chairman and CEO                       1999   $  930,769   $5,281,250     $2,307,783     820,000      $        0    $   46,539
  (President and CEO June to             1998      769,231    5,072,917      2,182,400     220,000       1,117,032        38,462
  December 1999)                         1997      675,000    4,635,417        531,250     170,000       2,215,137        33,750
Walter V. Shipley                        1999    1,100,000   10,000,000      2,383,017     300,000               0        55,000
  Chairman through                       1998    1,030,769    5,197,917      2,851,725     300,000       1,675,548        51,538
  December 1999 (Chairman and            1997      950,000    5,197,917        468,750     240,000       3,544,220        47,500
  CEO through May 1999)
Donald H. Layton                         1999      500,000    7,031,250      2,028,253     120,000               0       625,000
  Vice Chairman, Global
  Markets, Global Services and
  International
James B. Lee Jr.                         1999      300,000   12,281,250      2,778,253     120,000               0       615,000
  Vice Chairman, Global Client
  Management and Investment
  Banking
Marc J. Shapiro                          1999      675,000    1,781,250      1,278,253     120,000               0       964,468
  Vice Chairman, Finance,                1998      628,846    1,168,750      1,190,350     120,000         744,688     1,064,931
  Risk Management and                    1997      575,000    1,081,250        118,750      90,000       1,476,758       570,866
  Administration

---------------
(1) Includes amounts paid or deferred during each year.

(2) Amounts shown for 1997 and 1998 include for each of Messrs. Harrison and Shipley a special merger-related bonus payable in three equal installments in June 1996, September 1997 and December 1998 that was previously disclosed in a separate column captioned Special Bonuses.

(3) All awards of restricted stock units are or were subject to certain vesting requirements including continued employment and are valued as of the date of grant. The amounts shown in the column include awards made in the year indicated as well as awards made in the subsequent year but relating to the performance bonus for the year indicated. They do not include forfeitable awards that vest only if Common Stock price targets are met. Forfeitable awards are reported when granted on the Long-Term Incentive Plan Awards Table and, when vested, on the Summary Compensation Table as LTIP Payouts. Dividend equivalents are payable on all restricted stock units. The number and aggregate market value of restricted stock units as of December 31, 1999 (including forfeitable awards and awards of restricted stock units made on January 18, 2000 relating to the 1999 performance bonus) were as follows:
    Mr. Harrison: 122,183 units ($9,492,092); Mr. Shipley: 156,376 units
    ($12,148,461); Mr. Layton: 101,749 units ($7,904,625); Mr. Lee: 136,626 units ($10,614,132); and Mr. Shapiro: 67,856 units ($5,271,563).
(4) The 1998 LTIP payouts represent the market value of Common Stock distributed when Long-Term Incentive Plan restricted stock units granted on January 20, 1998 at a stock price of $52.955 per share vested on July 13, 1998. The vesting of these units was contingent upon Common Stock trading at an average of $75 per share for ten consecutive business days. The 1997 LTIP payout represents the market value of Common Stock distributed pursuant to the vestings of restricted stock units awarded in prior years, the vesting of which was dependent on Common Stock trading at certain target prices per share. In all cases, payouts reflected in this column would have been forfeited if the stock price targets had not been met prior to the end of the vesting periods.
(5) Principally includes employer contributions to 401(k) plans, except for Messrs. Layton, Lee and Shapiro. Messrs. Layton and Lee, as well as other executive officers and certain other employees, may invest on an after-tax basis in a pool of investments which become available to Chase primarily through the activities of Chase Capital Partners. The investment is in the form of an interest in a limited partnership in which the general partner is a Chase subsidiary. Chase makes a preferred equity capital contribution to the partnership in an amount equal to three times the amounts invested by the employee participants and is entitled to receive a fixed annual return specified under the terms of the limited partnership agreement. Upon distribution of partnership assets, Chase is entitled to a priority in the return of its preferred equity contribution, plus the fixed annual return, before distribution of any remaining assets to the partners based on their capital contributions. During 1999, Messrs. Layton and Lee purchased limited partnership interests in the partnership established for that year and Chase made preferred equity contributions to that partnership in the amount of $600,000 in respect of each of them, which amount is included in the total indicated. Amounts for Mr. Shapiro include allowances and reimbursements related to his relocation to New York ($367,085 in 1997, $722,651 in 1998 and $673,300 in 1999) and tax reimbursements related to such payments ($177,093 in 1997, $310,837 in 1998 and $257,418 in 1999).

              II. STOCK OPTION/SAR GRANTS TABLE -- 1999 GRANTS (1)

                                          % of Total
                              # of       Options/SARs
                           Securities      Granted      Exercise
                           Underlying       to All       or Base                 Grant Date
                          Options/SARs    Employees       Price     Expiration     Present
          Name              Granted        in 1999      ($/Share)      Date       Value(2)
          ----            ------------   ------------   ---------   ----------   -----------
William B. Harrison Jr.     220,000          1.5%       $73.50      01/19/2009   $ 7,022,400
                            600,000          4.1         74.3125    12/21/2009    20,058,000
Walter V. Shipley           300,000          2.1         73.50      01/19/2009     9,576,000
Donald H. Layton            120,000          0.8         73.50      01/19/2009     3,830,400
James B. Lee Jr.            120,000          0.8         73.50      01/19/2009     3,830,400
Marc J. Shapiro             120,000          0.8         73.50      01/19/2009     3,830,400

---------------
(1) All grants were nonqualified stock options and become exercisable in four equal annual installments beginning on January 19, 2000, except Mr. Harrison's grant expiring 12/21/2009, which becomes exercisable in five equal annual installments beginning on December 21, 2000.
(2) Present values on the grant dates were determined by using the Black-Scholes option pricing model modified to take dividends into account. The model as applied used the applicable grant dates, the exercise price shown on the table, and the fair market value of Common Stock on the respective grant dates, which was in each case the same as the exercise price. The model assumed (i) a risk-free rate of return which was the implied rate on 10-year U.S. Treasury zero coupon bonds on the grant date; (ii) stock price volatility; (iii) a constant dividend yield which was based on the historical Common Stock dividend as of the grant date; and (iv) the exercise of all options on the final day of their 10-year terms. No discount from the theoretical value was taken to reflect the waiting period prior to vesting, the limited transferability of the options and the likelihood of the options being exercised in advance of the final day of their terms.

    The specific assumptions used to value the option grants shown in the table above were:

  Date of Grant   Stock Price   Risk Free Rate   Dividend Yield   Volatility
  -------------   -----------   --------------   --------------   ----------
  01/19/1999       $ 73.50          6.73%            2.23%          34.0%
  12/21/1999         74.3125         6.37             2.21           37.5

    There is no assurance that the values actually realized upon the exercise of these options will be at or near the present values shown in the table as of the date of grant. The Black-Scholes option pricing model is a widely used mathematical formula for estimating option values that incorporates various assumptions that may not hold true over the 10-year life of these options. For example, assumptions are required about the risk-free rate of return as well as about the dividend yield on Common Stock and the volatility of the Common Stock over the 10-year period. Also, the Black-Scholes model assumes that an option holder can sell the option at any time at a fair price that includes a premium for the remaining time value of the option. However, an optionee can realize an option's value before maturity only by exercising and thereby sacrificing the option's remaining time value. Although the negative impact of this and other restrictions on the value of this type of option is well recognized, there is no accepted method for adjusting the theoretical option value for them. The values set forth in the table should not be viewed in any way as a forecast of the performance of our Common Stock, which will be influenced by future events and unknown factors.

             III. AGGREGATED STOCK OPTION/SAR EXERCISES IN 1999 AND
                     OPTION/SAR VALUES AS OF YEAR-END 1999

                                                            Number of Securities
                                                           Underlying Unexercised         Value of Unexercised
                                                                Options/SARs            In-the-Money Options/SARs
                           Shares                          as of December 31, 1999     as of December 31, 1999(2)
                         Acquired on        Value        ---------------------------   ---------------------------
         Name            Exercise(#)   Realized ($)(1)   Exercisable   Unexercisable   Exercisable   Unexercisable
         ----            -----------   ---------------   -----------   -------------   -----------   -------------
William B. Harrison Jr.    38,000        $2,416,944         909,332      1,041,668     $46,734,620    $8,813,923
Walter V. Shipley          60,000         3,586,248       1,604,000        605,000      87,589,625     9,343,559
Donald H. Layton                0                 0         600,182        240,000      31,845,395     3,674,361
James B. Lee Jr.           50,000         3,160,935         338,000        240,000      16,076,400     3,674,361
Marc J. Shapiro            18,000         1,095,750         643,000        240,000      34,848,076     3,674,361

---------------

(1) Amounts indicated include those values which would have been realized on exercise but were deferred into Common Stock units. Most option exercises were in connection with options expiring during 1999.
(2) Value based on $77.6875, the closing price per share of Common Stock on December 31, 1999.

                  IV. LONG-TERM INCENTIVE PLANS -- 1999 AWARDS

                                                                 Payout in Shares if
                                                                       average
                                                                price of Common Stock
                                                                         for
                                                               10 consecutive business
                                         Performance Period            days is
                          Number of            Until           -----------------------
         Name            Shares(#)(1)   Maturation or Payout      $110         $125
         ----            ------------   --------------------   ----------   ----------
William B. Harrison Jr.     21,620       See footnote (2)        10,810       10,810
Walter V. Shipley           32,422                               16,211       16,211
Donald H. Layton            14,414                                7,207        7,207
James B. Lee Jr.            14,414                                7,207        7,207
Marc J. Shapiro             14,414                                7,207        7,207

---------------

(1) These restricted stock units were granted on January 19, 1999 at a stock price of $73.50 per share and will be forfeited if the applicable target prices are not met on or before January 25, 2004.

(2) The restricted stock units will vest when the relevant target price is reached, but in no event earlier than January 25, 2000 for units having a $110 target price and no earlier than January 25, 2002 for those units having a target price of $125.

                RETIREMENT BENEFITS AND TERMINATION ARRANGEMENTS

     CHASE RETIREMENT PLAN. Most salaried employees of our subsidiary companies participating in the Chase Retirement Plan earn benefits under the Plan if they have been employed for at least one year. Benefits generally become vested after five years of service. On a monthly basis, a bookkeeping account in a participant's name is credited with an amount equal to a percentage of the participant's base salary, depending on years of credited service, as follows:

Years of Credited Service    % of Salary
-------------------------    -----------
       less than 4                4
           4-6                    5
           7-10                   6
          11-15                   8
          16-20                  10
          21-25                  12
        26 or more               14

     These accounts also receive interest credits based on average U.S. Treasury Bill rates for the previous year plus 1%. In addition, certain annuity benefits earned by participants under prior plans of heritage Chase as of December 31, 1988, or the Corporation as of December 31, 1996, were converted to additional credit balances under the Chase Retirement Plan as of January 1, 1997. When a participant terminates employment, the amount credited to the participant's account is converted into an annuity or paid to the participant in a lump sum.
     SUPPLEMENTAL RETIREMENT BENEFITS. Supplemental retirement benefits are provided to all of the executive officers and certain other participants under various nonqualified, unfunded plans. Unfunded benefits are provided to certain employees, including each executive officer, whose benefits under the Chase Retirement Plan are limited by type of compensation or amount under applicable federal tax laws and regulations. Designated employees may also receive an unfunded annual benefit at retirement equal to a percentage of final average base pay compensation multiplied by years of service reduced by the amount of all benefits received under the Chase Retirement Plan and other nonqualified, unfunded arrangements. Chase also provides a fixed retirement benefit per year of service to certain designated persons.

     ESTIMATED ANNUAL RETIREMENT BENEFITS PAYABLE TO CERTAIN EXECUTIVE
OFFICERS. The following table shows the estimated annual retirement benefits, including supplemental retirement benefits under the plans applicable to the individuals, which would be payable to each executive officer listed if he were to retire at age 65 at his 1999 base salary and payments were made in the form of a joint and 50% surviving spouse annuity, which is the normal form of payment for married employees.

                    Estimated Annual Retirement Benefits(1)

                               Year of             Estimated
Name                        65th Birthday        Annual Benefit
----                        -------------        --------------
William B. Harrison Jr.         2008               $1,088,602
Donald H. Layton                2015                  756,349
James B. Lee Jr.                2017                  449,081
Marc J. Shapiro                 2012                  958,347

---------------
(1) Amounts include (i) interest credits for cash balances projected to be 6.4% per year on annual salary credits and 8% per year on prior service balances, if any, and (ii) accrued benefits as of December 31, 1999 under retirement plans then applicable to the named executive officer. Benefits are not subject to any deduction for Social Security payments.

    Mr. Shipley retired as of January 1, 2000 at the age of 64 and began receiving an annual pension of $1,600,000, payable as a 100% joint and survivor annuity.

     TERMINATION ARRANGEMENTS. As part of Chase's efforts to foster the continued employment of key management personnel, Chase has termination agreements with various members of senior management, including the named executive officers. Under the general form of the agreement, Chase will provide severance benefits upon a termination of employment, under applicable conditions, in an amount equal to the product of two times (three times in the case of Mr. Harrison) the sum of the executive's (i) current annual rate of salary, plus (ii) bonus based on an average bonus (expressed as a percentage of salary multiplied by the current annual rate of salary of the executive). In addition, the executive may elect to continue coverage under the applicable welfare benefit plans. In the event of a termination qualifying an executive for severance, the executive's outstanding stock options under Chase's Long-Term Incentive Plan would become vested and remain exercisable following termination of employment. In addition, restricted stock or similar awards under the Plan would vest, provided that if vesting of any options or restricted stock awards is based on satisfaction of performance criteria, then those awards will not vest until those criteria are satisfied. If the executive were to incur federal excise tax in certain circumstances on any severance payment or benefit, the executive would be entitled to an additional cash payment to put the executive in the same position as if the excise tax were not applicable.

       ADDITIONAL INFORMATION ABOUT OUR DIRECTORS AND EXECUTIVE OFFICERS

     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Our Directors and executive officers file reports with the Securities and Exchange Commission and the New York Stock Exchange indicating the number of shares of any class of our equity securities they owned when they became a Director or executive officer and, after that, any changes in their ownership of our equity securities. Copies of any of these reports must also be provided to us. These reports are required by Section 16(a) of the Securities Exchange Act of 1934. We have reviewed the copies of the reports that we have received and written representations from the individuals required to file the reports. Based on this review, we believe that each of our executive officers and Directors has complied with applicable reporting requirements for transactions in our securities during 1999 with the exception of the following reports, which were filed on behalf of the executive officers noted within two weeks of their respective due dates: a Form 4 on behalf of Donald L. Boudreau reporting the exercise and deferral of an expiring option, and Form 5s on behalf of Donald H. Layton, Marc J. Shapiro and Robert S. Strong reporting charitable gifts made by each during 1999.

     EXTENSIONS OF CREDIT TO DIRECTORS AND OFFICERS. Our subsidiaries have made loans and extended credit, and expect in the future to make loans and extend credit, in the ordinary course of business to our Directors, officers and their associates, including corporations of which a Director is a director, officer or both. None of these loans is preferential or nonperforming.


     DIRECTOR AND OFFICER TRANSACTIONS AND OTHER BUSINESS RELATIONSHIPS. In the ordinary course of business, we use the products or services of a number of organizations of which Directors are officers or directors and in the future we expect to have similar transactions with those organizations. Mrs. Kaplan is Of Counsel to a law firm that has provided and is expected during 2000 to provide certain legal services to us from time to time. Mr. Schacht is a Managing Director and Senior Advisor of E.M. Warburg, Pincus & Co., LLC, an investment firm that manages various funds in which Chase subsidiaries invest from time to time. In the ordinary course of business, Chase engages in various transactions with, and provides various products and services to, FMR Corp., its subsidiaries and funds advised by FMR Corp. and its affiliates. We believe that these transactions were on terms that were at least as favorable to us as would have been available in transactions with other parties.



     COMPENSATION AND BENEFITS COMMITTEE INTERLOCKS AND INSIDER
PARTICIPATION. No member of the Compensation and Benefits Committee is or ever was a Chase officer or employee. No member of the Committee is, or was during 1999, an executive officer of another company whose board of directors has a comparable committee on which one of Chase's executive officers serves.

              PROPOSAL 2:  APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed the firm of PricewaterhouseCoopers LLP, 1177 Avenue of the Americas, New York, New York 10036, as independent accountants to examine the financial statements of the Corporation and its subsidiaries for the year ending December 31, 2000, and to perform other appropriate accounting services. A resolution will be presented to the meeting to ratify the appointment. The affirmative vote of a majority of the number of votes entitled to be cast by the Common Stock represented at the meeting is needed to ratify the appointment. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the selection of independent accountants will be reconsidered by the Board of Directors.

     PricewaterhouseCoopers LLP has examined the financial statements of Chase since 1965. A member of PricewaterhouseCoopers LLP will be present at the meeting and will be available to respond to appropriate questions by stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

    ------------------------------------------------------------------------

PROPOSAL 3:  APPROVAL OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION TO
             INCREASE AUTHORIZED COMMON STOCK AND TO EFFECT STOCK SPLIT


     OVERVIEW. On March 21, 2000, the Board of Directors approved a proposal to amend Chase's restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 1.5 billion to 4.5 billion shares and to effect a 3-for-2 split of the Common Stock. The amendment and stock split will not affect the par value of the Common Stock, which would remain $1 per share, or the number of authorized shares of preferred stock, which would remain 200,000,000. The proposal to effect the amendment and stock split requires the approval of holders of a majority of the outstanding Common Stock. Holders of preferred stock are not entitled to vote on the proposal. The text of the proposed amendment is set forth in the Appendix to this Proxy Statement.



     As of March 17, 2000, the record date for the Annual Meeting, 821,907,970 shares of Common Stock were outstanding, excluding 59,966,651 shares held in Chase's treasury. Approximately 153 million additional shares were reserved for issuance under various Chase compensation and benefit plans. As of March 17, 2000, after giving effect to reserves, Chase could issue 525,092,030 shares of Common Stock.



     PURPOSES AND EFFECTS OF PROPOSAL. The Board would like to increase the number of shares of Common Stock that Chase can issue (i) to effect the 3-for-2 stock split declared by the Board and (ii) to position Chase for possible future stock splits, stock dividends, acquisitions, financings and other corporate purposes. The Board believes that stock splits enhance the marketability of Common Stock by increasing the number of shares while lowering the price per share to a range that may be more attractive to investors, particularly individuals, and may as a result broaden the market for Common Stock. Prior to the Board's approval of the proposed 3-for-2 stock split, the Board last approved a 2-for-1 stock split for shareholders of record at the close of business on May 20, 1998.



     After effecting the proposed 3-for-2 stock split, the additional share authorization for which stockholder approval is requested would, for example, enable the Board to declare a stock split in an amount up to a ratio of 2-for-1 without depleting the shares available for general corporate purposes.



     Chase does not currently have any specific plans to issue any of the additional shares of Common Stock except as necessary to effect the 3-for-2 split and as may be provided for in connection with any previously-announced transactions under consideration. We are subject to some restrictions on our ability to issue shares. New York Stock Exchange rules require stockholder approval of issuances of a listed company's common stock under certain circumstances, including when the number of shares to be issued equals or exceeds 20% of the voting power outstanding (for Chase, currently, issuance of more than approximately 165 million shares of Common Stock). However, unless required by law, regulation or stock exchange rule or believed advisable by the Board of Directors, no further stockholder approval would be sought for the issuance of any such newly authorized shares.


     Newly authorized shares would have the same rights as the presently authorized shares, including the right to cast one vote per share and to receive dividends paid by Chase to holders of Common Stock.



     DIVIDENDS. On March 21, 2000, the Board of Directors also announced an increase in the dividend payable on the Common Stock to $0.48 per share, from $0.41 per share, effective for the dividend payable on April 30, 2000 to holders of record of the Common Stock at the close of business on April 6, 2000. If the stock split is approved, dividends payable on the Common Stock after May 1, 2000 will be proportionately adjusted. As a result, if the Board of Directors declares a dividend on the Common Stock in the 2000 second quarter and makes no further changes in dividend policy, the dividend on the Common Stock would be $0.32 per share. Future dividend policies will be determined by the Board of Directors in light of the earnings and financial condition of Chase and its subsidiaries and other factors, including applicable governmental regulations and policies.



     EFFECTIVE DATE AND IMPLEMENTATION OF STOCK SPLIT. If adopted, we expect the amendment and the stock split would become effective on May 17, 2000. This means that each holder of record of Common Stock at the close of business on that date would become the record owner of one additional share of Common Stock for every two shares of Common Stock then owned of record by such holder.


     If the proposed amendment is adopted and the stock split effected, please keep your present stock certificates. They will remain valid for the number of shares shown on them. Please do not destroy them and do not send them to Chase or our transfer agent, ChaseMellon Shareholder Services (CMSS). We currently expect that on or about June 9, 2000, the shares issued as a result of the stock split will be distributed to all stockholders of record at the close of business on May 17, 2000. No fractional shares will be issued. Instead, stockholders will receive cash for any fractional shares due them in an amount equal to the value of such fractional share based on the closing price of a whole share of Common Stock as reported on the New York Stock Exchange Composite tape on May 17, 2000, adjusted to give effect to the 3-for-2 split of the Common Stock.

     Whether or not you are now participating in Direct Registration, a program whereby your Chase shares are held in book entry form, the shares that are to be distributed to you as a result of the split will be in book-entry form and credited to a Direct Registration account established in your name at CMSS. On or about June 9, 2000, CMSS will send you an advice that tells you the number of shares you have received and, under separate cover, a check in an amount representing the value of any fractional share due you. You may request a paper stock certificate at any time. If you are not a registered stockholder and instead hold your shares with a broker, bank or other nominee in street name, your account statement will be adjusted to reflect the split.


     OPTIONS AND AWARDS. If the stock split is effected, Chase will make appropriate adjustments to the number of shares covered by, and, where applicable, the exercise prices of, stock options and restricted stock awards outstanding or granted under its stock-based benefit plans, in accordance with the provisions of those plans. Shares covered by outstanding stock options or restricted stock awards would be multiplied by 3/2 and the per share exercise prices of outstanding stock options would be multiplied by 2/3. In addition, for plans under which stock appreciation rights, stock units and similar stock-based awards are granted, the number of rights or units covered would also be multiplied by 3/2 and, where applicable, the per share exercise prices would be multiplied by 2/3.



     TAKEOVERS, DILUTION AND BROKERAGE COSTS. While the issuance of shares in certain instances may have the effect of forestalling a hostile takeover, the Board does not intend or view the increase in authorized Common Stock as an anti-takeover measure nor is Chase aware of any proposed or contemplated transactions of this type.



     Holders of Common Stock do not have preemptive rights to subscribe for additional securities that may be issued by Chase, which means that current stockholders do not have a prior right to purchase any new issue of Chase stock in order to maintain their proportionate ownership interests. As a result, except for future stock splits and stock dividends or other transactions having a pro rata effect, issuances of the shares authorized by this proposal may result in diluting the interests of stockholders.

     Because the stock split will effectively increase the number of shares of Common Stock representing a stockholder's investment in Chase by approximately one and one-half times, stockholders may have to pay a higher brokerage commission to sell their investment after the stock split. Stockholders may wish to consult their respective brokers to ascertain the brokerage commission that would be charged for selling the greater number of shares.


     FEDERAL INCOME TAX CONSEQUENCES. Chase has been advised by tax counsel that the additional shares acquired pursuant to the proposed stock split would result in no gain or loss or realization of taxable income to owners of Common Stock under existing United States federal income tax laws. The cost basis for federal tax purposes of original shares of Common Stock and new shares of Common Stock would be apportioned between the original shares and those acquired as a result of the split. The holding periods for the additional shares issued pursuant to the stock split would be deemed to be the same as the holding periods for the original shares of Common Stock. The cash received in lieu of a fractional share would be reportable for income tax purposes as proceeds from the sale of a capital asset with the appropriate allocation of basis to the fractional share. The laws of jurisdictions other than the United States may impose income taxes on the issuance of the additional shares. All stockholders are urged to consult their tax advisors.

     ACCOUNTING TREATMENT. If the stock split is effected, there will be no change in Chase's total stockholders' equity, except for the aggregate cash payments in lieu of fractional shares. The Common Stock capital account will be increased to reflect the $1 per share par value of the additional shares issued and the capital surplus account will be reduced by a like amount. The capital surplus account will also be charged in an amount equal to the aggregate amount paid out in lieu of fractional shares. The number of shares of Common Stock issued and outstanding and held in the treasury would increase by one and one-half times.

     LISTING. Chase will apply to list the additional shares issued in the stock split on the New York Stock Exchange and the London Stock Exchange, the stock exchanges on which the Common Stock is currently listed.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK AND TO EFFECT THE STOCK SPLIT.

    ------------------------------------------------------------------------

      PROPOSAL 4:  APPROVAL OF AMENDMENTS TO 1996 LONG-TERM INCENTIVE PLAN

     Chase's 1996 Long-Term Incentive Plan (the Plan) was adopted by the Board of Directors on March 19, 1996 and became effective on May 21, 1996, after approval by stockholders. On March 21, 2000, the Board of Directors adopted a number of amendments to the Plan that will become effective upon approval by stockholders at the Annual Meeting.

     The Board of Directors recommends that the stockholders approve the amendments to the Plan. Chase believes the Plan is an essential element in its ability to attract, retain and reward selected employees and to align the interests of its employees and stockholders. Chase further believes the Plan is a critical tool allowing it to respond to the changing environment of the financial services industry by permitting stock-based awards that meet the needs of the various business units of Chase. The Plan is designed to permit Chase to take a federal income tax deduction with respect to performance-based awards made to named executive officers.

     The amendments to the Plan for which stockholder approval is sought would:

      --  Extend the expiration date of the Plan from May 21, 2001 to May 15,
          2005.

      -- Provide that, in addition to the shares under the 2% formula described below and other continuing provisions, shares available for grant as awards under the Plan include shares granted in lieu of cash payments under any compensation arrangement or program.

      -- Reduce the number of Other Stock-Based Awards (as described below), such as restricted stock and restricted stock units, that can be granted under the Plan from 33 1/3% to 25% of the aggregate number of shares available for grant in any calendar year.

      -- Prohibit the repricing of outstanding stock options and stock appreciation rights with lower exercise prices or their surrender for new awards with lower exercise prices.

     The Plan, as modified by these amendments, is described in more detail below. Stockholder approval of these amendments will have the effect of approving the amended and restated Plan as described below.

SUMMARY OF THE PLAN AS AMENDED

     Purpose. The Plan is designed to encourage selected employees of Chase and its subsidiaries to acquire a proprietary and vested interest in the growth and performance of Chase. The Plan also serves to attract, retain and reward employees of exceptional talent and permits Chase to respond in a flexible manner to the changes within the financial services industry.

     Administration. The Plan is administered by the Compensation and Benefits Committee (the Committee) of the Board of Directors, no member of which may receive awards under the Plan and each of whom is an "outside director" for purposes of deductibility of performance-based awards under the Internal Revenue Code (the Code). Subject to the specific limitations set forth in the Plan and described below, the Committee has the authority, in its discretion, to determine when awards will be granted, the award recipients, the size and type of awards and all other provisions relating to an award, including form of payment of an exercise price with respect to an option and the terms and conditions with respect to vesting, cancellation and forfeiture of awards. It also has the authority to modify and amend the terms and conditions of any outstanding award, subject to Plan limitations. The Committee may delegate to officers or employees of Chase responsibility for awards to officers and employees not subject to 16(b) of the Securities Exchange Act of 1934.

     Participants. All employees of Chase and its subsidiaries, including entities in which Chase has a significant equity interest, whom the Committee determines to have demonstrated significant management potential, contributed to the successful performance of Chase and its subsidiaries or have the potential to make such contributions in the future, may be selected by the Committee to become participants in the Plan. Recipients of annual awards under the Plan (about 6,000 employees) are not currently eligible to receive awards under Chase's Value Sharing Program.

     Number of Shares. The Plan continues to provide that 2% of the outstanding shares of the Common Stock (including treasury shares) as of December 31st of any year is available for grant as awards under the Plan in the next succeeding calendar year. Based on the foregoing 2% formula, approximately 17.6 million shares would be available for grant each year under the Plan.


     The Plan continues to provide that the number of shares that were available for grant as awards since the 1996 inception of the Plan, but were not granted, as well as awards under the Plan that expire or are forfeited, currently in the aggregate approximately 19 million shares, will be available for grant as awards. The Plan, as amended, provides that shares granted under the Plan in lieu of cash payments under any compensation arrangement or program after May 16, 2000 do not reduce the number of shares otherwise available for grant.


     The Plan provides that during its term no more than 30 million shares may be awarded as "incentive stock options" as defined in Section 422 of the Code.

     The Plan, as amended, reduces the number of shares that can be awarded as Other Stock-Based Awards in any calendar year from 33 1/3% to 25% of the shares available for grant as awards in such calendar year.

     Term. The amendments to the Plan, if approved by stockholders, will become effective May 16, 2000. The Plan, as amended, will end on May 15, 2005, after which date no awards may be made under the Plan.

     Awards. The Plan provides for the issuance of stock-based awards to employees of Chase and its subsidiaries, including nonqualified stock options, incentive stock options, stock appreciation rights and Other Stock-Based Awards.

     The Plan provides that the Committee may specify performance targets, the satisfaction of which will cause an award to vest. Such performance targets could include stock price, shareholder value added, earnings per share, income before or after income tax expense, return on common equity, revenue growth, efficiency ratio, expense management, return on investment, ratio of non-performing assets to performing assets, return on assets, profitability or performance of an identifiable business unit, and credit quality. In addition, where relevant, the foregoing targets may be applied to Chase, one or more Chase subsidiaries or one or more of Chase's divisions or business units. To ensure that the incentive goals are aligned with stockholder interests, awards under the Key Executive Performance Plan and similar programs may be paid or distributed, in whole or part, in the form of Other Stock-Based Awards under the Plan.

Types of Awards

     Stock Options. The Committee may award a stock option in the form of an incentive stock option (as defined in Section 422 of the Code) or a nonqualified stock option having such terms and conditions as the Committee may specify. Options will expire no more than 10 years after the date they are granted. The exercise price per share of Common Stock covered by a stock option is determined by the Committee but cannot be less than 100% of the fair market value of a share of Common Stock on the date of grant. The exercise price is payable in such form and by such method as the Committee may specify.

     Stock Appreciation Rights (SARs). SARs may be granted independently of any stock option or in conjunction with all or any part of a stock option granted under the Plan, upon such terms and conditions as the Committee may determine. Upon exercise, an SAR entitles a participant to receive an amount equal to the positive difference between the fair market value of one share of Common Stock on the date the SAR is exercised and the exercise price, times the number of shares of Common Stock with respect to which the SAR is exercised. An SAR or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of any related stock option. The Committee will determine whether an SAR shall be settled in cash, Common Stock or any combination thereof.

     No Repricing. Except in connection with a change in Chase's capital structure, the Committee may not reduce the exercise price of an outstanding option or SAR or substitute a new option and/or SAR with a lower exercise price in return for the surrender of an outstanding option or SAR.


     Other Stock-Based Awards. The Committee may grant other types of awards of Common Stock, or awards based in whole or in part by reference to the fair market value of Common Stock (Other Stock-Based Awards). Such Other Stock-Based Awards include, without limitation, restricted share units, restricted shares of Common Stock or performance shares or performance share units. Nonqualified stock options or SARs may be awarded in connection with or as a part of Other Stock-Based Awards. The Committee shall determine whether any Other Stock-Based Awards shall be settled in cash, Common Stock or any combination thereof.


     Maximum Limits on Awards to a Participant. The Plan, as amended, continues the individual maximum limits on the number of shares available for grant in the form of stock options (or SARs) and Other Stock-Based Awards. These annual limits per participant are 1,600,000 shares in the form of stock option awards (or SARs) and 500,000 shares in the form of Other Stock-Based Awards, together with, for each form of an award, a number of shares equal to the maximum number of shares that the individual was eligible to receive under the Plan (utilizing such annual limits) since its inception on May 21, 1996, less the number of shares actually awarded to the participant under the Plan.

     Deferrals. The Committee may permit the deferral of payment of any awards under the Plan or may amend existing award agreements under any predecessor plans to provide for a deferral feature.

     Capital Structure Change and Adjustments to Awards. In the event there is a change in the capital structure of Chase as a result of any stock dividend or split, recapitalization, issuance of a new class of common stock, merger, consolidation, spin-off or other similar corporate change, or any distribution to stockholders of Common Stock other than regular cash dividends, the Committee may make an equitable adjustment in the number of shares of Common Stock and forms of the award authorized to be granted under the Plan (including any limitation imposed on the number of shares of Common Stock with respect to which an award may be granted in the aggregate under the Plan or to any participant) and to make appropriate adjustments (including exercise price) to any outstanding awards.

     Transferability. The Committee may permit participants to transfer certain awards to an immediate family member or a trust for the benefit of immediate family members. Generally, however, awards are not transferable other than by will or the laws of descent and distribution.

     Amendments and Termination. The Board of Directors may amend, suspend or terminate the Plan at any time. However, except in the case of an adjustment in connection with a capital structure change (as described above), stockholder consent is required for any amendment to the Plan that would (i) increase the number of shares that may be granted as awards under the Plan or the percentage that may be granted as Other Stock-Based Awards, (ii) increase the maximum number of shares to be granted to any participant as stock options (or SARs) or the maximum to be granted as Other Stock-Based Awards to any participant or
(iii) eliminate or change the restrictions regarding the surrender and repricing of options and SARs.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the federal income tax consequences to participants who may receive awards under the Plan and to Chase arising out of the granting of such awards. The discussion is based upon interpretations of the Code in effect as of March 1, 2000.

     Incentive Stock Options. A participant will not be in receipt of taxable income upon the grant or exercise of an incentive stock option (ISO). If the participant holds the shares acquired on the exercise of an ISO for the requisite ISO holding period set forth in the Code, he or she will recognize a long-term capital gain or loss upon the subsequent sale or exchange of the shares. (The requisite holding period requires that a participant make no disposition of the shares transferred pursuant to the ISO within two years from the date of grant or within one year after the transfer of such shares to the participant.) In such case, Chase will not be entitled to a tax deduction. If a participant does not hold the shares acquired on the exercise of an ISO for the requisite holding period, he or she may be in receipt of ordinary income based upon a formula set forth in the Code. To the extent that the amount realized on such sale or exchange exceeds the market value of the shares on the date of the ISO exercise, the participant will recognize capital gains. Chase will be entitled to a tax deduction in the amount of the ordinary income reportable by the participant. The excess of the fair market value on date of exercise of an ISO of the shares acquired over the exercise price may in certain circumstances be an "adjustment" for purposes of the alternative minimum tax.


     Nonqualified Stock Options. Upon the grant of a nonqualified stock option, a participant will not be in receipt of taxable income. Upon exercise of such stock option, a participant will be in receipt of ordinary income in an amount equal to the excess of the market value of the acquired shares over their exercise price and will have a tax basis in the stock equal to the exercise price plus the ordinary income realized. Chase will be entitled to a tax deduction, in the year of such exercise, equal to the amount of such ordinary income.


     Stock Appreciation Rights. Upon the grant of SARs, a participant will not be in receipt of taxable income. Upon the exercise of SARs, a participant will be in receipt of ordinary income in an amount equal to any cash payment and the market value of any shares distributed. Chase will be entitled to a tax deduction equal to the income reportable by the participant.

     Other Stock-Based Awards. The income tax consequences of the Other Stock-Based Awards will depend on how such awards are structured. Generally, Chase will be entitled to a deduction with respect to such awards only to the extent that the participant recognizes ordinary income in connection with the awards. In particular, Chase will be entitled to a tax deduction with respect to awards to those named executive officers subject to limitations under Section 162(m) of the Code if such awards are subject to the achievement of performance-based objectives specified by the Committee. It is anticipated that Other Stock-Based Awards will generally result in ordinary income to the participant in some amount.

     The affirmative vote of a majority of the number of votes entitled to be cast by holders of shares of Common Stock represented at the

Annual Meeting is needed to approve the amendments to the Plan. Such approval will have the effect of approving the amended and restated Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENTS TO THE 1996 LONG-TERM INCENTIVE PLAN.

    ------------------------------------------------------------------------

                             STOCKHOLDER PROPOSALS

     If a majority of the shares of Common Stock entitled to vote at the meeting are voted in favor of any of the following proposals, then the proposal will be approved.

PROPOSAL 5:  ANNUAL REPORTS OF POLITICAL CONTRIBUTIONS MADE BY CHASE

     Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, the holder of record of 1044 shares of Common Stock, has advised Chase that she plans to introduce the following resolution:


     RESOLVED: "That the shareholders of The Chase Manhattan Corporation recommend that the Board direct management that within five days after approval by the shareholders of this proposal, the management shall publish in newspapers of general circulation in the cities of New York, Washington, D.C., Detroit, Chicago, San Francisco, Los Angeles, Dallas, Houston and Miami, and in the Wall Street Journal and U.S.A. Today, a detailed statement of each contribution made by the Company, either directly or indirectly, within the immediately preceding fiscal year, in respect of a political campaign, political party, referendum or citizens' initiative, or attempts to influence legislation, specifying the date and amount of each such contribution, and the person or organization to whom the contribution was made. Subsequent to this initial disclosure, the management shall cause like data to be included in each succeeding report to shareholders." "And if no such disbursements were made, to have that fact publicized in the same manner."


     REASONS: "This proposal, if adopted, would require the management to advise the shareholders how many corporate dollars are being spent for political purposes and to specify what political causes the management seeks to promote with those funds. It is therefore no more than a requirement that the shareholders be given a more detailed accounting of these special purpose expenditures that they now receive. These political contributions are made with dollars that belong to the shareholders as a group and they are entitled to know how they are being spent."


     "Last year the owners of 20,414,715 shares representing approximately 3.4% of shares voting, voted FOR this proposal."


    "If you AGREE, please mark your proxy FOR this resolution."

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

     The Board of Directors believes that it would not be in the best interests of Chase and its stockholders to adopt this proposal. Chase does not, and may not by law, use corporate funds to make political contributions in connection with federal elections. On a very limited basis, some political contributions are made by Chase to state or local candidates or committees and to non-federal accounts of party committees, subject to the stringent restrictions and reporting requirements of applicable law. In all cases, these contributions are reported by the recipient to the applicable election authority and are a matter of public record.

     The Chase Manhattan Corporation sponsors a political action committee called the Fund For Good Government, which makes political contributions to federal, state and local candidates and committees. No corporate funds are used to make these contributions; rather, monies in the Fund come solely from voluntary contributions by Chase officers. Political contributions made by the Fund For Good Government are determined by officers of the Bank's Government Affairs Department, and, in some instances, a committee comprised of senior officers representing the major areas of the Corporation. Contributions are generally made by the Fund to office holders and candidates who are involved in banking issues or other legislative matters which directly affect Chase. These include issues as wide-ranging as corporate taxes, employee benefits, fee restrictions, regulatory reform, or international trade. As required by law, all contributions made by the Fund For Good Government are reported on a periodic basis to the Federal Election Commission and to certain state election authorities. Reports made to those agencies are a matter of public record; many are now available on the Internet.

     The Board of Directors believes that the disclosures currently being made by Chase and the Fund For Good Government, as well as by the recipients of our political contributions, are adequate and that any additional disclosures would serve no useful purpose and constitutes a large, unnecessary expense for Chase's stockholders.

PROPOSAL 6:  DEVELOP POLICY FOR THE CANCELLATION OF LOANS TO HIPC COUNTRIES


     The Sisters of Charity of St. Elizabeth, P.O. Box 476, Convent Station, New Jersey 07961-0476, the holders of 1,000 shares of Common Stock, have advised the Corporation that they intend to introduce the following resolution which is co-sponsored by The Passionist Community, 5700 N. Harlem Avenue, Chicago, IL 60631-2343; Sisters of Charity of the Incarnate Word, P.O. Box 230969, 6510 Lawndale, Houston, Texas 77223-0969; Sisters of Charity of Cincinnati, Mount St. Joseph, Ohio 45051; American Friends Service Committee, 1501 Cherry Street, Philadelphia, PA 19102-1479; The Marianist Society, Inc. (New York Province), 4301 Roland Avenue, Baltimore, MD 212210-2793; Mercy Consolidated Asset Management Program, 20 Washington Square North, New York, NY 10011; Maryknoll Fathers and Brothers, P.O. Box 305, Maryknoll, NY 10545-0305; and Sisters of St Joseph of Carondelet, Albany Province, 385 Watervliet-Shaker Road, Latham, NY 12110-4799 each of whom is the beneficial owner of at least 1,000 shares of Common Stock:


     CHASE CANCELLATION OF THE DEBT OF COUNTRIES WITH EXCEPTIONALLY HIGH EXTERNAL DEBT RELATIVE TO EXPORT EARNINGS

     WHEREAS the Heavily Indebted Poor Countries (HIPC) program, which was established by the World Bank and the IMF in 1996 to address both the unpayable character and the social consequences of the debt overhang in lesser developed nations, has been sharply criticized for being too little, too late, too limited, too rigid and too unrealistic.

     WHEREAS the leaders of the major industrialized countries at their G-7 summit in June 1999 endorsed a new initiative to enable these countries to receive broader, faster debt relief by calling on International Financial Institutions to develop a framework for linking debt relief with poverty reduction that centers around better targeting of budgetary resources for priority social expenditures for health, child survival, aids prevention, education and greater transparency in government budgeting.


     WHEREAS these debt relief initiatives should require the government of the country receiving debt relief to establish a human development Fund through transparent and participatory processes including civil society, the resources of which Fund to be dedicated to reducing the number of persons living in poverty, expanding access of the poorest members of society to basic social services, including education, health, clean water and sanitation.



     WHEREAS the G-7 also proposed lowering the threshold for relief to countries whose debt-to-export ratio exceeds 150%, which expanded the number of countries from the 41 of HIPC to a total of 46; of these 46 countries, 35 are in Africa. These 5 added countries are Bangladesh, Cambodia, Comoros, Haiti and Malawi.


     WHEREAS the G-7 has called for total cancellation of all bilateral concessional debt and asked for forgiveness of certain commercial debt, including defaulted loans under the cover of bilateral export-import agencies.

     WHEREAS U.S. banks hold total cross-border claims on the HIPC+5 countries amounting to $1.4 billion as of the end of 1998, with an estimated $0.4 billion to $0.5 billion subject to debt cancellation, being without guarantees and in the public banking sectors.

     WHEREAS we believe that our corporation should follow the initiative of the G-7 to help promote a more transparent and businesslike structure in these countries as well as to help promote human development by developing policies for debt cancellation of and future lending to these very heavily indebted countries,

     RESOLVED: that the Shareholders request the Board of Directors of Chase to develop a policy for the cancellation of debt and new lending to the 46 HIPC+5 countries. The policy should include:

  - The debt to be cancelled should include government and bank-sector debt of medium and long-term original maturity without external guarantees, as well as government and bank-sector short-term debt without external guarantees that has been converted into medium and long-term debt.

  - Conditions for cancellation should include country requirements that the savings from the cancellation should be used by the indebted nation to supplement present human development funding.

  - Conditions for new lending should include transparency and accountability in the use of these new funds.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:


     The Board of Directors respects the concerns evidenced by the foregoing proposal, but does not believe it is either necessary or appropriate to develop new policies as recommended by the proponents. Chase's lending activities in the countries referred to above are minimal. As a result, a Chase policy for the cancellation of debt of such countries owed to Chase is neither necessary nor relevant to the business of Chase. Also, as a general matter, we do not believe that the adoption of a policy on debt forgiveness outside a formal framework that includes all lenders is in the best interests of Chase and its stockholders.


     As for new lending, Chase provides lending and other services to clients and counterparties based on our assessments of the creditworthiness of such parties and subject to a variety of controls, including country risk limits that are reviewed periodically and which we judge to be appropriate. Notwithstanding broad classifications, the circumstances of individual countries and individual borrowers vary greatly. Any future loans to any of the countries referred to above would be considered on a case by case, country by country basis. We believe that that approach has served shareholders well and should be continued.

     PROPOSAL 7: REPORT ON UNDERWRITING CRITERIA RELATING TO A TRANSACTION'S IMPACT ON ENVIRONMENT, HUMAN RIGHTS AND REPUTATION

     Trillium Asset Management, on behalf of Greg and Maria-Jobin Leeds, 711 Atlantic Avenue, Boston, MA 02111-2809, the beneficial owners of 30 shares of Common Stock, have advised Chase that they intend to introduce the following proposal at the Annual Meeting:

     WHEREAS: In May 1999, Chase Securities underwrote bonds for the China Development Bank, whose largest outstanding lending commitment, according to the bond prospectus, is to the Three Gorges Development Corporation;

     Despite being imprisoned for ten months for speaking out against the project, the Chinese journalist and author Dai Qing has compiled and published numerous essays and field reports from Chinese scientists and intellectuals that outline the irreversible economic and environmental impacts, technical problems, loss of cultural antiquities, and potential catastrophic failure of the Three Gorges Dam;

     In February 1995, Human Rights Watch reported how the Chinese government has planned to suppress dissent and forcibly relocate nearly two million people to make way for the Three Gorges Dam;

     In a memo dated September 1995, the US National Security Council advised the US Export-Import Bank not to finance contracts connected to the Three Gorges Dam because of environmental problems and human rights abuses connected to the project, and because it was "concerned about the project's financial strength;"

     In May 1996 US Export-Import bank announced they would not provide guarantees and loans for transactions relating to the Three Gorges Dam based on their environmental guidelines;

     In March 1998, Chinese sociologist Wu Ming revealed significant corruption and falsification of resettlement figures as well as a lack of sufficient farmland, money or employment for the nearly two million people that must be moved to make way for the Three Gorges Dam, thus indicating that the Chinese government may well require military force to relocate the people;

     In May 1999, Chinese Premier Zhu Rongji publicly admitted that there was insufficient land in the neighboring Three Gorges area for those who would be displaced by the proposed reservoir;

     BankAmerica has pledged not to commit any direct lending to the Three Gorges Project and not to finance an entity whose primary business is construction of the Three Gorges project;

     Over 150 financial institutions have endorsed the United Nations Environmental Program (UNEP) Statement by Banks on the Environment, which states that "we recognized that identifying and quantifying environmental risks should be part of the normal process of risk assessment and management, both in domestic and international operations;"

     Even through indirect involvement in the Three Gorges Dam, Chase Manhattan Bank risks exposing itself to negative publicity and possible boycott of its consumer businesses;

     BE IT RESOLVED: the shareholders request the Board to issue a report, prepared at reasonable cost and omitting proprietary information, to shareholders by October 2000, reviewing the underwriting criteria of Chase Manhattan Bank with the view to incorporating and fully disclosing criteria related to a transaction's impact on the environment, human rights and risk to the company's reputation.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

     Chase has neither lent money to, nor arranged financing for, China's Three Gorges development project. In 1999, Chase was one of a number of underwriters of a bond offering of the China Development Bank, an entity that finances infrastructure development in China. The proceeds of the offering were not directed to any specific project.


     As a general matter, Chase will, when circumstances make it appropriate, consider noneconomic factors in evaluating a potential financing transaction, including political and environmental factors. Also, in the context of the impact of a given transaction on Chase's reputation, we recognize that our reputation for integrity is our most valuable asset. Our statement of Chase Values begins with the proviso that "our behavior is guided by fundamental values that flow from a total commitment to integrity." This is the standard that drives all of our businesses.


     We do not, however, believe it would be beneficial to prepare and publish general criteria related to a transaction's impact on the environment, human rights and the company's reputation. There are wide differences from country to country, from borrower to borrower, and from financing to financing. Of necessity, the impact of a particular transaction depends upon a variety of factors that are specific to that transaction. Wide differences in circumstances necessitate flexible underwriting criteria, and most competitors of Chase do not publish their criteria. As a result, we do not believe that it is in the interest of Chase stockholders for us to prepare and publish our underwriting criteria.


PROPOSAL 8:  DIRECTOR NOMINATION PROCEDURES



     Mr. Richard A. Dee, 115 East 89th Street, New York, New York 10128, the holder of 542 shares of Common Stock, has advised Chase that he intends to introduce the following resolution:



     RESOLVED: "Stockholders of publicly-owned corporations do not 'elect" directors. Directors are 'selected" by incumbent directors and management -- stockholders merely 'ratify' or approve director selections much as they ratify selections of auditors.



     "The term 'Election of Directors' is misused in corporate proxy materials to refer to the process by which directors are empowered. The term is inappropriate -- and it is misleading. With no choice of candidates, there is no election.



     "Approval of this Corporate Governance proposal will provide Chase Manhattan stockholders with a choice of director candidates -- an opportunity to vote for those whose qualifications and views they favor. And approval will provide stockholders with 'duly elected' representatives.



     "In a democracy, those who govern are duly elected by those whom they represent -- and they are accountable to those who elect them. Continuing in public office requires satisfying constituents, not just nominators. Corporate directors, who often divide their time between many masters, take office unopposed.



     "It is hereby requested that the Board of Directors adopt promptly a resolution requiring the Governance Committee to nominate two candidates for each directorship to be filled by voting of stockholders at annual meetings. In addition to customary personal background information, Proxy Statements shall include a statement by each candidate as to why he or she believes they should be elected.



     "As long as incumbents are permitted to select and to propose only the number of so-called "candidates" as there are directorships to be filled -- and as long as it is impossible, realistically, for stockholders to utilize successfully what is supposed to be their right to nominate and elect directors -- there will be no practical means for stockholders to bring about director turnover -- until this or a similar proposal is adopted. Turnover reduces the possibility of inbreeding and provides sources of new ideas, viewpoints, and approaches.



     "The 'pool' from which corporate directors are selected must be expanded from the current preponderance of chairmen and CEO's to include younger executives, including many more women, whose backgrounds qualify them well to represent the stockholders of particular companies.



     "Although Delaware law provides for director nominees to be selected by incumbents, approval of this proposal will enable Chase Manhattan stockholders to replace any or all directors if they become dissatisfied with them -- or with the results of corporate policies and/or performance. Not a happy prospect even for those able to nominate their possible successors!



     "The benefits that will accrue to Chase Manhattan stockholders by having Directors that have been democratically-elected, and who are willing to have their respective qualifications reviewed and considered carefully by stockholders, far outweigh any arguments raised by those who are accustomed to being "selected".



     "Please vote FOR this proposal."



     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:



     The Board of Directors believes in the importance of a sound process for the nomination of Directors, and believes that the current process serves stockholders well. Under current procedures, the Governance Committee of the Board, which consists solely of non-employee Directors, considers all proposed nominees for Director, including sitting Directors and nominees for whom a stockholder has submitted a written recommendation. Any Chase stockholder may submit a written recommendation for consideration by the Governance Committee, as noted on page 7 of this Proxy Statement. In addition, any Chase stockholder who complies with the advance notice provisions of our By-laws described on page 30 of this Proxy Statement may nominate a director at the Annual Meeting of Stockholders. Also, any stockholder may write in the name of a candidate on the stockholder's proxy card, or vote for some Directors and withhold votes from others. Finally, any stockholder may propose an alternate slate of Directors as long as the stockholder complies with the special rules of the Securities and Exchange Commission relating to election contests.



     In addition to the current procedures, the proposal would have the Governance Committee nominate two candidates for each directorship, and include a statement by each as to why he or she should be elected. The Board of Directors believes that these proposed procedures would politicize the director election process and are inappropriate for a business organization. The current procedures reflect the Board's responsibilities for its own self-evaluation in terms of size, composition and performance, and for recommending candidates to stockholders. The Board weighs renomination of incumbent Directors and candidates for vacancies or new Board positions against its desired composition, and in light of the circumstances of the company. In the absence of special circumstances, changes to Board membership should be incremental so that there is a balance between renewal and experience. The Board believes that the nomination of two candidates for each Board vacancy would be inconsistent with this objective and would discourage qualified candidates from standing for election.



PROPOSAL 9:  CONFIDENTIAL VOTING



     Mr. Mark Seidenberg, P.O. Box 6102, Woodland Hills, California, the holder of record of 62 shares of Common Stock has advised Chase that he plans to introduce the following resolution:



     Be it resolved by the stockowners to recommend to the Board of Directors to take the necessary steps to ensure that, commencing with the first meeting of stockowners after the 2000 annual meeting:



     1. All proxies, ballots, and voting tabulations that identify stockowners and how they have voted be kept permanently confidential, except as may be required by federal or state law or as expressly requested by an individual stockowner about his/her proxies, ballots, or vote tabulation.



     2. Any amendment to the policy established in the paragraph above would require a majority vote of the stockowners.



     SUPPORTING STATEMENT



     When you vote in political elections, you have the right to a secret ballot. But when you vote in Chase Manhattan stockowner elections, the Board and management have the power to know exactly how you have voted.



     Two types of stockowners could be particularly susceptible to pressure by the Board and management in proxy voting. Outside money managers (such as pension fund managers, bank trust departments, insurance companies, and other financial institutions) may fear losing a company's business if they vote contrary to the Board's and management's wishes. Also, employees who are also stockowners would justifiably be reluctant to oppose management in a system that does not protect secrecy.



     Many companies have adopted secret balloting, such as AT&T, Occidental Petroleum, and LTV.



     Vote yes.



     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THIS PROPOSAL FOR THE FOLLOWING REASONS:



     The Board of Directors supports confidential voting. Chase has, and follows, a confidential voting policy that is in all material respects identical to that proposed above. At the 1986 Annual Meeting the following resolution was proposed by Messrs. Louis and John Gilbert and endorsed by the Board of Directors as a "clear and accurate expression of the Corporation's basic policy of protecting stockholder's voting privacy":



     "RESOLVED: That the stockholders of [Chase], assembled in person and by proxy in annual meeting request that our Board of Directors take such steps as may be necessary to ensure that at all shareholder meetings proxies, ballots and voting tabulations that identify stockholders shall be secret, and that no such document shall be available for examination nor shall the vote or identity of any shareholder be disclosed except to the extent necessary to meet the legal requirements, if any, of the Company's state of incorporation and that no Inspector of Election shall be an employee of the Company."



     The policy as proposed in 1986 has been followed continuously by management. Our confidential voting policy is referred to in the front of this Proxy Statement at page 1, as it has been in past years.



     We believe the current proposal reaffirms our existing confidential voting policy and therefore support it.


    ------------------------------------------------------------------------

       STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2001 ANNUAL MEETING

     PROXY STATEMENT PROPOSALS. Under the rules of the Securities and Exchange Commission, proposals that stockholders seek to have included in the Proxy Statement for our next annual meeting of stockholders must be received by the

Secretary of Chase not later than December 6, 2000.


     OTHER PROPOSALS AND NOMINATIONS. Our By-laws govern the submission of nominations for director or other business proposals that a stockholder wishes to have considered at a meeting of stockholders, but which are not included in Chase's Proxy Statement for that meeting. Under our By-laws, nominations for director or other business proposals to be addressed at our next annual meeting may be made by a stockholder entitled to vote who has delivered a notice to the Secretary of Chase no later than the close of business on February 15, 2001 and not earlier than January 16, 2001. The notice must contain the information required by the By-laws.

     These advance notice provisions are in addition to, and separate from, the requirements that a stockholder must meet in order to have a proposal included in the Proxy Statement under the rules of the Securities and Exchange Commission.

     A proxy granted by a stockholder will give discretionary authority to vote on any matters introduced pursuant to the above advance notice By-law provisions, subject to applicable rules of the Securities and Exchange Commission.

     Copies of our By-laws may be obtained from the Secretary.

ANTHONY J. HORAN
SECRETARY

                                   APPENDIX A

                             Proposed Amendment to
                     Restated Certificate of Incorporation
                       of The Chase Manhattan Corporation

The first paragraph of Article FOURTH is hereby amended to read in its entirety as follows:


"FOURTH: The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is FOUR BILLION SEVEN HUNDRED MILLION, of which TWO HUNDRED MILLION shares shall be shares of preferred stock of the par value of $1 per share (hereinafter called "Preferred Stock") and FOUR BILLION FIVE HUNDRED MILLION shares shall be shares of common stock of the par value of $1 per share (hereinafter called "Common Stock")." Every two shares of Common Stock, issued and outstanding or held in the treasury of the Corporation immediately prior to the close of business on such day when the amendment of this first paragraph of Article FOURTH of the restated Certificate of Incorporation shall become effective, shall be subdivided and changed and reclassified into three fully paid and nonassessable shares of Common Stock, par value $1 per share, of the Corporation, and at the close of business on such date, each holder of record of Common Stock shall, without further action, be and become the holder of one additional share of Common Stock for every two shares of Common Stock held of record by such holder immediately prior thereto; provided, however, that the Corporation shall not issue any fractional share and shall pay cash in lieu of any fractional share in an amount equal to the value of such fractional share based on the closing price of a whole share of Common Stock as reported on the New York Stock Exchange Composite tape on the effective date hereof, adjusted to give effect to the 3-for-2 split of the Common Stock."

                 LOCATION OF ANNUAL MEETING OF STOCKHOLDERS OF
           THE CHASE MANHATTAN CORPORATION, SAN FRANCISCO, CALIFORNIA

                                 [LOCATION MAP]

NOTE: IF YOU ARE A BENEFICIAL OWNER OF COMMON STOCK HELD BY A BROKER, BANK OR OTHER NOMINEE, YOU WILL NEED PROOF OF OWNERSHIP TO BE ADMITTED TO THE MEETING. A RECENT BROKERAGE STATEMENT OR LETTER FROM A BANK OR BROKER ARE EXAMPLES OF PROOF OF OWNERSHIP.

                                                [PRINTED ON RECYCLED PAPER LOGO]

                         THE CHASE MANHATTAN CORPORATION

                          1996 LONG-TERM INCENTIVE PLAN


                    Restated and Effective as of May 16, 2000

         1. PURPOSE. The purposes of The Chase Manhattan Corporation 1996 Long-Term Incentive Plan (the "Plan"), as amended and restated by the Board (as defined below) on March 21, 2000 with certain amendments effective following stockholder approval at the May 16, 2000 annual meeting, are to encourage selected employees of the Company (as defined below) to acquire a proprietary and vested interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of stockholders, to enhance the Company's ability to attract, retain and reward employees of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends and to allow the Company to respond to a changing business environment in a flexible manner.

                The purposes of the Plan are to be achieved through the grant of various types of stock-based awards.

         2. DEFINITIONS. For purposes of the Plan, the following terms shall have the meanings set forth in this Section 2:

                  (a) "Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  (b) "Award" shall mean any type of stock-based award granted pursuant to the Plan.

                  (c) "Board" shall mean the Board of Directors of CMC; provided that any action taken by a duly authorized committee of the Board within the scope of authority delegated to such committee by the Board shall be considered an action of the Board for purposes of this Plan.

                  (d) "CMC" shall mean The Chase Manhattan Corporation, and, except as otherwise specified in this Plan in a particular context, any successor thereto, whether by merger, consolidation, purchase of all or substantially all its assets or otherwise.

                  (e) "Code" shall mean the Internal Revenue Code of 1986, as from time to time amended.

                  (f) "Committee" shall mean the Compensation and Benefits Committee of the Board (or any successor committee) or any subcommittee thereof composed of not less than two directors, each of whom is a "non-employee director" as defined in Rule 16b-3 promulgated by the Securities and Exchange Commission under the Act, or any successor definition adopted by the Commission and is an "outside director" for purposes of Section 162(m) of the Code.

                  (g) "Common Stock" shall mean the common stock of CMC, par value $1 per share.

                  (h) "Company" shall mean CMC and its Subsidiaries.

                  (i) "Employee" shall mean any employee of the Company.

                  (j) "Fair Market Value" shall mean, per share of Common Stock, the average of high and low sale prices of the Common Stock as reported on the New York Stock Exchange ("NYSE") composite tape on the applicable date, or, if there are no such sale prices of Common Stock reported on the NYSE composite tape on such date, then the average price of the Common Stock on the last previous day on which high and low sale prices are reported on the NYSE composite tape.

                  (k) "Other Stock-Based Award" shall mean any of those Awards described in Section 9 hereof.

                  (l) "Participant" shall mean an Employee who is selected by the Committee to receive an Award under the Plan.

                  (m) "Retirement" shall mean termination of employment with the consent of the Committee after having satisfied such age and service requirements as the Committee may specify in any Award agreement as described in Section 11.

                  (n) "Subsidiary" shall mean any corporation that at the time qualifies as a subsidiary of CMC under the definition of "subsidiary corporation" in Section 424(f) of the Code, as amended from time to time. Notwithstanding the foregoing, the Committee, in its sole and absolute discretion, may determine that any entity in which CMC has a significant equity or other interest is a "Subsidiary."

                  (o) "Total Disability" shall mean a physical or mental incapacity, which would entitle the individual to benefits under a long term disability program sponsored by the Company; provided that if an individual has not elected coverage under the applicable program, the Committee shall determine, utilizing the criteria of such program, whether the individual has incurred a Total Disability.

         3. SHARES SUBJECT TO THE PLAN. (a) Shares of Common Stock which may be granted pursuant to Awards under the Plan may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock held in CMC's Treasury. Subject to adjustment as provided in Sections 3(b) and 15, the number of shares of Common Stock with respect to which Awards may be granted under the Plan in any calendar year shall be 2 percent of the total number of shares of Common Stock outstanding on the last day of the preceding calendar year (including treasury shares); provided that no more than a total of 30 million shares of Common Stock during the term of the Plan may be subject to incentive stock options.

                (b) In addition to the number of shares of Common Stock provided for in Section 3(a), there shall be available for grant under the Plan in any calendar year:

                      (i) the excess of (X) the total number of shares of Common Stock with respect to which Awards could have been granted in all preceding calendar years under Section 3(a) over
                      (Y) the total number of shares of Common Stock with respect to which Awards shall have been granted during all such calendar years;

                      (ii) to the extent not re-granted hereunder, the sum of the number of shares of Common Stock allocable to (i) any stock option granted under the Plan that expires or is forfeited as to any shares of Common Stock covered thereby (except with respect to a stock option which terminates on the exercise of a stock appreciation right) and (ii) any other Award that expires or is forfeited;

                      (iii) shares of Common Stock awarded under the Plan after May 16, 2000 which are used to satisfy any obligation under a compensation arrangement or program where the compensation can be paid in either cash or shares of Common Stock ; provided that such Awards shall also not reduce the number of shares of available for grant under
                      Section 3(b)(i) and Section 3(b)(ii); and

                      (iv) the numbers of shares determined under Sections 3(b)(i) and 3(b)(ii) shall be adjusted to take into consideration the split of Common Stock on May 20,1998.


         4. ELIGIBILITY. All Employees who have demonstrated significant management potential, have contributed to the successful performance of the Company, or have the potential of making such contributions to the Company in the future, in each case as determined by the Committee, are eligible to be Participants in the Plan.

         5. LIMITATIONS. (a) The Committee may not grant Other Stock-Based Awards to Participants with respect to shares of Common Stock in excess of twenty-five percent of the number determined to be available for issuance under
Section 3 for any calendar year.

         (b) The Committee shall not grant stock options and stock appreciation rights to any Participant with respect to more than 1.6 million shares of Common Stock in any calendar year and shall not grant Other Stock-Based Awards to any Participant with respect to more than 500,000 shares of Common Stock in any calendar year except as otherwise specified in Sections 5(c) and 5(d).


         (c) In addition to the annual limit specified in Section 5(b) with respect to stock options and stock appreciation rights, there shall be available for grant to a Participant in any calendar year an additional number of stock options and stock appreciation rights equal to the excess of (i) the number that could have been granted to such Participant under the Plan in all prior calendar years, over (ii) the number actually granted, if any, in such prior calendar years; provided that the foregoing numbers shall be adjusted to take into consideration the split of

Common Stock on May 20, 1998.

         (d) In addition to the annual limit specified in Section 5(b) with respect to Other Stock-Based Awards, there shall be available for grant to a Participant in any calendar year an additional number of Other Stock-Based Awards equal to the excess of (i) the number that could have been granted to such Participant under the Plan in all prior calendar years, over (ii) the number actually granted, if any, in such prior calendar years; provided that the foregoing numbers shall be adjusted to take into consideration the split of Common Stock on May 20, 1998.

         (e) The foregoing limitations of Section 5 shall not require the aggregation of stock options and stock appreciation rights to the extent that rights under the stock options or the stock appreciation rights terminate upon the exercise of either.

         6. ADMINISTRATION. The Plan shall be administered by the Committee. The Committee may operate through subcommittees established by it, consisting of not fewer than two members of the Committee. As to the selection of, and Awards to, Participants who are not subject to Section 16 of the Act, the Committee may delegate any or all of its responsibilities to officers or employees of the Company.

                Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations in its discretion that it may deem necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry the Plan or any such Award into effect. The determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive.

                The validity, construction and effect of the Plan, and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New York without reference to principles of conflict of laws.

         7. STOCK OPTIONS. Any stock options granted under the Plan shall be in such form as the Committee may from time to time approve and shall be subject to the terms and conditions provided herein and such additional terms and conditions not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

                Stock options may be granted to any Participant. In the case of incentive stock options, the terms and conditions of such grants shall be subject to and comply with such requirements as may be prescribed by Section 422
(b) of the Code, and any implementing regulations. The Committee shall establish the option price at the time each stock option is granted, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant; provided that the per share price of any stock option may not be decreased after it has been granted (other than as provided for in Section 15); provided, further, that an option may not be surrendered as consideration in exchange for the grant of a new Award under this Plan if such Award were to have a lower per share exercise price.

                Stock options may not be exercisable later than 10 years after their date of grant. The option price of each share of Common Stock as to which a stock option is exercised shall be paid in full at the time of such exercise. Such payment may be made at the sole discretion of the Committee, pursuant to and in accordance with criteria and guidelines established by the Committee, as the same may be modified from time to time, (i) in cash, (ii) by tender (in such manner as the Committee shall authorize) of shares of Common Stock already owned by the Participant, valued at Fair Market Value as of the date of exercise,
(iii) if authorized by the Committee, by delivery of a properly executed exercise notice together with irrevocable instructions to a securities broker (or, in the case of pledges, lender) approved by the Company to, (a) sell shares of Common Stock subject to the option and to deliver promptly to the Company a portion of the proceeds of such sale transaction on behalf of the exercising Participant to pay the option price, or (b) pledge shares of Common Stock subject to the option to a margin account maintained with a broker or lender, as security for a loan, and such broker or lender, pursuant to irrevocable instructions, delivers to the Company the loan proceeds, at the time of exercise to pay the option price, or (iv) by any combination of (i), (ii), or (iii) above.

         8. STOCK APPRECIATION RIGHTS. Stock appreciation rights may be granted independent of any stock option or in conjunction with all or any part of any stock option granted under the Plan, either at the same time as the stock option is granted or at any later time during the term of the option; provided that the exercise price of a stock appreciation right granted in tandem with a stock option shall not be less than 100% of the Fair Market Value at the date of the grant of such option. Stock appreciation rights shall be subject to such terms and conditions as determined by the Committee, not inconsistent with the provisions of the Plan; provided that the per share exercise price of any stock appreciation right may not be decreased after it has been granted other than as provided for in Section 15; provided, further, that a stock appreciation right may not be surrendered as consideration in exchange for the grant of a new Award under this Plan if such Award were to have a lower per share exercise price.

                Upon exercise, a stock appreciation right shall entitle the Participant to receive from the Company an amount equal to the positive difference between the Fair Market Value of a share of Common Stock on the exercise date of the stock appreciation right and the per share grant or option price, as applicable, multiplied by the number of shares of Common Stock with respect to which the stock appreciation right is exercised. A stock appreciation right or applicable portion thereof allocated to a stock option shall terminate and no longer be exercisable upon the termination or exercise of any related stock option. In addition, the Committee shall determine at issuance or upon exercise whether the stock appreciation right shall be settled in cash, Common Stock or a combination of cash and Common Stock.

         9. OTHER STOCK-BASED AWARDS. (a) Other Awards of Common Stock and Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of Common Stock (all such Awards being referred to herein as "Other Stock-Based Awards"), may be granted under the Plan in the discretion of the Committee. Other Stock-Based Awards shall be in such form as the Committee shall determine, including without limitation, (i) shares of Common Stock, (ii) shares of Common Stock subject to restrictions on transfer until the completion of a specified period of service, the occurrence of an event or the attainment of performance objectives, each as specified by the Committee, (iii) shares of Common Stock issuable upon the completion of a specified period of service, and (iv) conditioning the right to an Award upon the occurrence of an event or the attainment of one or more of performance objectives, as more fully described in Section 9(b).

         (b) Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 9 may be granted in a manner which is deductible by the Company under Section 162(m) of the Code (or any successor section thereto) ("Performance-Based Awards"). A Participant's Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the

Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) income before or after taxes (including income before interest, taxes, depreciation and amortization); (ii) earnings per share;
(iii) return on common equity; (iv) expense management; (v) return on investment; (vi) stock price; (vii) revenue growth; (viii) efficiency ratio;
(ix) credit quality; (x) ratio of non-performing assets to performing assets;
(xi) shareholder value added; (xii) return on assets; and (xii) profitability or performance of identifiable business units. Additionally, the foregoing criteria may relate to the CMC, one or more of its Subsidiaries or one or more of its divisions or units. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The maximum number of shares awarded to a Participant in the form of a Performance-Based Award during a calendar year shall be the aggregate number determined under Section 5(b), (c) and (d) as applicable. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until the Committee makes such certification. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Code, elect to defer payment of the Performance-Based Award.

         (c) Subject to the provisions of the Plan, the Committee shall have the sole and absolute discretion to determine to whom and when such Other Stock-Based Awards will be made, the number of shares of Common Stock to be awarded under (or otherwise related to) such Other Stock-Based Awards and all other terms and conditions of such Awards. The Committee shall determine whether Other Stock-Based Awards shall be settled in cash, Common Stock or a combination of cash and Common Stock.

         10. DIVIDENDS, EQUIVALENTS AND VOTING RIGHTS. Awards of Other Stock-Based Awards in the form of restricted stock and restricted stock units may provide the Participant with dividends or dividend equivalents; and Awards of Other Stock-Based Awards in the form of restricted stock may provide for voting rights prior to vesting.

         11. AWARD AGREEMENTS. Each Award under the Plan shall be evidenced by an agreement setting forth the terms and conditions, not inconsistent with the provisions of the Plan, as determined by the Committee, which shall apply to such Award. Such provisions may include, but are not limited to, those that could result in a deferral of receipt of income, including that attributable to the exercise of a stock option or vesting of Other Stock-Based Awards, and may be imposed, in the discretion of the Committee, on Awards and awards under any prior shareholder approved long term incentive plan of CMC.

         The Committee may amend any Award agreement to conform to the requirements of law, including the law of the jurisdiction where the Participant resides.

         12. WITHHOLDING. The Company shall have the right to deduct from all amounts paid to any Participant in cash (whether under this Plan or otherwise) any taxes required by law to be withheld therefrom. In the case of payments of Awards in the form of Common Stock, at the Committee's discretion, the Participant may be required to pay to the Company the amount of any taxes required to be withheld with respect to such Common Stock, or, in lieu thereof, the Company shall have the right to retain the number of shares of Common Stock the Fair Market Value of which equals the amount required to be withheld. Without limiting the foregoing, the Committee may, in its discretion and subject to such conditions as it shall impose, permit share withholding to be done at the Participant's election.

         13. NONTRANSFERABILITY. No Award shall be assignable or transferable, and no right or interest of any Participant in any Award shall be subject to any lien, obligation or liability of the Participant, except by will, the laws of descent and distribution, or as otherwise set forth in the Award agreement; provided that with respect to Awards (other than an Award of an incentive stock option) and awards under any prior shareholder approved long term incentive plan of CMC, the Committee may, in its sole discretion, permit certain Participants or classes of Participants to transfer Awards of nonqualified stock options or Other Stock-Based Awards to such individuals or entities as the Committee may specify.

         14. NO RIGHT TO EMPLOYMENT OR CONTINUED PARTICIPATION IN PLAN. No person shall have any claim or right to the grant of an Award prior to the date that an Award agreement is delivered to such person and the satisfaction of the appropriate formalities specified in the Award agreement, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or to be eligible for any subsequent Awards. Further, the Company expressly reserves the right to dismiss at any time a Participant free from any liability or any claim under the Plan, except as provided herein or in any agreement entered into hereunder.

         15. ADJUSTMENT OF AND CHANGES IN COMMON STOCK. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, issuance of a new class of common stock, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to stockholders of Common Stock other than regular cash dividends, the Committee may make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares of Common Stock or other securities issued or reserved for issuance pursuant to the Plan, including, but not limited to, adjustments with respect to the limitations imposed by Sections 3 and 5 and the numerical limitations imposed on individual Awards by Section 5 (without regard to the re-pricing restrictions set forth in Sections 7 and 8) and to make appropriate adjustments (including the number of shares and the exercise price) to outstanding Awards (without regard to the re-pricing restrictions set forth in Sections 7 and 8).

         16. AMENDMENT. The Board may amend, suspend or terminate the Plan or any portion hereof at any time without stockholder approval, except to the extent otherwise required by the Act. Notwithstanding the foregoing, except in the case of an adjustment under Section 15, any amendment by the Board shall be conditioned on stockholder approval if it increases (i) the number of shares of Common Stock authorized for grant under Section 3, (ii) the percentage to be awarded as Other Stock-Based Awards as set forth in Section 5(a) or (iii) the number of shares authorized for grant to individual participants under any form of an Award as set forth in Sections 5(b), 5(c) and 5(d), or if such amendment eliminates restrictions applicable to the reduction of the exercise price of an option or stock appreciation right or the surrender of such Award in consideration for a new Award with a lower exercise price as set forth in Sections 7 and 8.

         17. UNFUNDED STATUS OF PLAN. The Plan is intended to constitute an

"unfunded" plan for long-term incentive compensation. Nothing herein shall construed to give any Participant any rights with respect to unpaid Awards that are greater than those of a general unsecured creditor of CMC.

         18. SUCCESSORS AND ASSIGNS. The Plan and Awards made thereunder shall be binding on all successors and assigns of the Company and each Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

         19. EFFECTIVE DATE. The amendments to the Plan specified in the Proxy Statement in connection with the 2000 annual meeting of stockholders shall, subject to stockholder approval, become effective May 16, 2000 (i.e. such approval will have the effect of approving the amended and restated Plan). Any other amendment to this Plan contained in this amended and restated Plan became effective March 21, 2000. Subject to such stockholder approval, this amended and restated Plan ends May 15, 2005, after which date no Awards may be granted under the Plan. Absent such approval, no Awards under the Plan may be made after May 21, 2001.

PROXY

                         THE CHASE MANHATTAN CORPORATION

     THIS PROXY IS SOLICITED FROM YOU BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS OF THE CHASE MANHATTAN CORPORATION ON MAY 16, 2000.

     You, the undersigned stockholder, appoint each of Dina Dublon, John J. Farrell and Frederick W. Hill your attorney-in-fact and proxy, with full power of substitution, to vote on your behalf shares of Chase Common Stock that you would be entitled to vote at the 2000 Annual Meeting, and any adjournment of the Meeting, with all powers that you would have if you were personally present at the Meeting. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INSTRUCTED BY YOU AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS. IF NOT OTHERWISE SPECIFIED, SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

     VOTING BY MAIL. If you wish to vote by mailing this proxy, please sign your name exactly as it appears on this proxy and mark, date and return it in the enclosed envelope. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give your full title as such.

     VOTING BY INTERNET OR TELEPHONE. If you wish to vote by Internet or telephone, please follow the instructions below.

     CHASE EMPLOYEES. If you are a current or former employee of Chase and have an interest in Common Stock through the 401(k) Savings Plan, your proportionate interest as of the latest available valuation date is shown on this card and your vote will provide voting instructions to the Trustee of the Plan. If no instructions are given, the Trustee will vote the shares pursuant to the terms of the Savings Plan.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY OR VOTE BY INTERNET OR TELEPHONE.

                   [UP ARROW] FOLD AND DETACH HERE [UP ARROW]

                                  [CHASE LOGO]

                                ADMISSION TICKET

                         THE CHASE MANHATTAN CORPORATION

                       2000 Annual Meeting of Stockholders

                              Tuesday, May 16, 2000

                                   10:00 AM at

                                 The Old Federal

                              Reserve Bank Building

                          Battery Street, between Clay

                             and Sacramento Streets

                            San Francisco, California



                            YOUR VOTE IS IMPORTANT!

                       YOU CAN VOTE IN ONE OF THREE WAYS:

1. Vote by Internet at our Internet Address:

    http://www.eproxy.com/CMB/

   If you wish to access future stockholder communications on-line instead of receiving printed materials by mail, please indicate your consent when you vote by Internet.

                                       or

2. Call TOLL-FREE IN THE U.S., CANADA OR PUERTO RICO 1-800-840-1208 on a touch tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                       or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope. If you would like to view future stockholder communications on-line, please let us know by checking the consent box when you mark your proxy card.

                                   PLEASE VOTE

             If you wish to view our Proxy materials on-line, go to
               http://www.chase.com/pages/aboutchase/invreln/am00

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, 4, AND 9.

Item 1 -- ELECTION OF DIRECTORS              WITHHOLD
                                     FOR     FOR ALL
                                     / /       / /
Nominees:
01 Hans W. Becherer                        08 William B. Harrison Jr.
02 Frank A. Bennack Jr.                    09 Harold S. Hook
03 Susan V. Berresford                     10 Helene L. Kaplan
04 M. Anthony Burns                        11 Henry B. Schacht
05 H. Laurance Fuller                      12 Andrew C. Sigler
06 Melvin R. Goodes                        13 John R. Stafford
07 William H. Gray III                     14 Marina v.N. Whitman

WITHHELD FOR: (Write nominee name(s) in the space provided below)

Item 2 -- APPOINTMENT OF INDEPENDENT ACCOUNTANTS     FOR    AGAINST     ABSTAIN
                                                     / /      / /         / /

Item 3 -- APPROVAL OF INCREASE IN AUTHORIZED
          COMMON STOCK AND 3-FOR-2 SPLIT             FOR    AGAINST     ABSTAIN
                                                     / /     / /          / /

Item 4 -- APPROVAL OF AMENDMENTS TO 1996             FOR    AGAINST     ABSTAIN
          LONG-TERM INCENTIVE PLAN                   / /     / /          / /


Item 9 -- STOCKHOLDER PROPOSAL  --                   FOR    AGAINST     ABSTAIN
          CONFIDENTIAL VOTING                        / /     / /          / /


THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEMS 5 THROUGH 8

Item 5 -- STOCKHOLDER PROPOSAL --                    FOR    AGAINST     ABSTAIN
          ANNUAL REPORTS OF                          / /     / /          / /
          POLITICAL CONTRIBUTIONS
          MADE BY CHASE.

Item 6 -- STOCKHOLDER PROPOSAL  --                   FOR    AGAINST     ABSTAIN
          LOANS TO HIPC COUNTRIES                    / /     / /          / /


Item 7 -- STOCKHOLDER PROPOSAL --
          REPORT ON UNDERWRITING                     FOR    AGAINST     ABSTAIN
          CRITERIA                                   / /     / /          / /

Item 8 -- STOCKHOLDER PROPOSAL --                    FOR    AGAINST     ABSTAIN
          DIRECTOR NOMINATION                        / /     / /          / /
          PROCEDURES

CONSENT TO ELECTRONIC DELIVERY By checking the box to the right, I     /   /
consent to future access of the Annual Report, Proxy Statements, prospectuses, and other stockholder communications on-line. I understand that unless I request otherwise or revoke my consent, Chase will not distribute printed material to me. Chase will tell me when any communications are on-line and how to access them. I understand that costs associated with the use of the Internet will be my responsibility. To revoke my consent, I can contact Chase's transfer agent, ChaseMellon Shareholder Services at 1-800-758-4651.

WILL ATTEND MEETING (Please check box if you plan to attend)           /   /

If you vote by Internet or telephone as instructed below, there is no need to mail back your proxy.

Signature(s)_____________________________________________Date___________________
NOTE: Please sign your name as it appears above. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title as such.

                   [UP ARROW] FOLD AND DETACH HERE [UP ARROW]

IF YOU WISH TO VOTE BY INTERNET OR TELEPHONE, PLEASE FOLLOW THE INSTRUCTIONS BELOW.

HAVE YOUR PROXY CARD IN HAND.
TO VOTE BY INTERNET: GO TO http://www.eproxy.com/CMB/
TO VOTE BY PHONE:
- On a touch tone telephone call Toll-Free 1-800-840-1208 -- 24 hours a day -- 7 days a week.
- Enter your eleven-digit personal identification number which is indicated in the box located in the lower right corner of this instruction form.

Option 1:   To vote as the Board of Directors recommends on all proposals,
            Press 1. If you wish to vote on each proposal separately, Press 0.

WHEN YOU PRESS 1, YOUR VOTE WILL BE CONFIRMED AND CAST AS YOU DIRECTED. END OF CALL

Option 2:   If you selected 0 to vote on each proposal separately, you will hear the following instructions.
   Proposal 1:     To VOTE FOR ALL nominees, press 1;
                   To WITHHOLD FOR ALL nominees, press 9;
                   To WITHHOLD FOR AN INDIVIDUAL nominee, press 0,
                   enter the two digit number that appears next to
                   the name of the nominee for whom you
                   DO NOT wish to vote.
                   Once you have completed voting for Directors, press 0.
   Proposal 2:     You may make your selection at any time.
                   To vote FOR, press 1;
                   To vote AGAINST, press 9;
                   To ABSTAIN, press 0
          The instructions are the same for all remaining proposals.

YOUR VOTE WILL BE REPEATED AND YOU WILL HAVE AN OPPORTUNITY TO CONFIRM IT.
- You will be asked if you plan to attend the meeting. When prompted, please respond.
IF YOU VOTE BY INTERNET OR TELEPHONE, THERE IS NO NEED TO MAIL BACK YOUR PROXY CARD.

                              THANK YOU FOR VOTING

[CHASE LOGO]

              ALTERNATIVES TO MAILING WRITTEN VOTING INSTRUCTIONS
________________________________________________________________________________

                [CHECK MARK LOGO]
     VOTE BY INTERNET

Just follow these 4 easy steps:

  1. Read the accompanying Proxy Statement and voting instruction form. Keep it handy as a reference while you vote.

  2. Go to website www.proxyvote.com

  3. Enter your 12 digit Control Number located on your voting instruction form.

  4. Follow the instructions. YOU WILL ALSO HAVE THE
     OPTION TO REGISTER TO RECEIVE FUTURE PROXY MATERIALS
     VIA THE INTERNET AND ELIMINATE A MAILING OF THE
     MATERIALS TO YOU.


__________________________________________________________

                YOUR VOTE IS IMPORTANT!

        GO TO www.proxyvote.com 24 HOURS A DAY

__________________________________________________________


                           OR


                     [CHECK MARK LOGO]

                    VOTE BY TELEPHONE

Just follow these 4 easy steps:

  1. Read the accompanying Proxy Statement and voting instruction form. Keep it handy as a reference while you vote.

  2. Call the toll-free number shown on your voting instruction form.

  3. Enter your 12 digit Control Number located on your voting instruction form.

  4. Follow the recorded instructions.

__________________________________________________________

                YOUR VOTE IS IMPORTANT!

                  CALL 24 HOURS A DAY
__________________________________________________________



DO NOT RETURN YOUR VOTING INSTRUCTIONS IF YOU ARE VOTING BY THE INTERNET OR
         TELEPHONE THANK YOU FOR VOTING - YOUR VOTE IS IMPORTANT